Registration No. 333-

As filed with the Securities and Exchange Commission on June 20, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3661	94-3336783
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Liu

Chief Executive Officer

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq. Kirill Y. Nikonov, Esq. Venable LLP 151 W. 42nd Street, 49th Floor New York, NY 10036 Telephone: (212) 307-5500	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 20, 2025.

Preliminary Prospectus

Up to 6,896,551 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 6,896,551 Shares of Common Stock

Placement Agent Warrants to Purchase up to 206,897 Shares of Common Stock

7,103,448 Shares of Common Stock Issuable upon the Exercise of Pre-Funded Warrants and Placement Agent Warrants

This is an offering of securities by Sonim Technologies, Inc. We are offering, on a best-efforts basis, up to 6,896,551 shares of our common stock. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase shares of our common stock (“pre-funded warrants”). Each pre-funded warrant will be exercisable for one share of our common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage, not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to us. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share of common stock. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the pre-funded warrants offered hereby. For each pre-funded warrant purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock we are offering by one.

This offering will terminate on July 31, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or pre-funded warrant) will be fixed for the duration of this offering.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SONM.” The last reported sale price of our common stock on June 18, 2025, was $1.45. The public offering price for the securities offered by this prospectus will be determined between us and the investors in this offering at the time of pricing and may be at a discount to the current market price. Therefore, the recent market price of $1.45 per share of common stock used throughout this prospectus may not be indicative of the actual combined public offering price for our common stock or pre-funded warrants, as applicable. There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. See “Plan of Distribution” on page 72 of this prospectus for more information regarding these arrangements. There is no minimum number of shares of common stock or pre-funded warrants or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the shares of common stock and pre-funded warrants offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. In addition, we have not established an escrow account in connection with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses to us(2)	$	$	$

(1)	We have agreed to (i) pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised at the closing of this offering and (ii) issue warrants to the placement agent exercisable for a number of shares of common stock equal to 3.0% of the total number of shares of common stock (x) issued in this offering and (y) underlying pre-funded warrants (if any). We have also agreed to reimburse the placement agent for certain expenses and closing costs. See “Plan of Distribution” for additional information and a description of the compensation payable to the placement agent.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 9 to read about the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the common stock or pre-funded warrants offered hereby is expected to be made on or about [          ], 2025, subject to satisfaction of certain customary closing conditions.

Roth Capital Partners

The date of this prospectus is                , 2025

Neither we nor the placement agent has authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. Neither we nor the placement agent takes any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

We are not, and the placement agent is not, making an offer to sell the shares of common stock in any jurisdiction where the offer or sale is not permitted. This prospectus does not constitute an offer of, or an invitation on our behalf or on behalf of the placement agent to subscribe for and purchase, any securities, and this prospectus may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: neither we nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

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INFORMATION ABOUT THIS PROSPECTUS

General Information

This prospectus is part of a registration statement on Form S-1 (File No. 333-              ) that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information” below.

Unless otherwise stated or the context requires otherwise, when we refer to “Sonim,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Sonim Technologies, Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential investors in our securities.

Trademarks, Trade Names and Service Marks

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the placement agent have independently verified the accuracy or completeness of this information. Some data is also based on our good-faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any third-party publications or our good-faith estimates.

Basis of Presentation

All information in this prospectus assumes a 1-for-10 reverse stock split of our common stock, which was effected on July 17, 2024 (all share and per share amounts in this prospectus have been presented on a retrospective basis to reflect the reverse stock split).

Certain monetary amounts, percentages and other figures included elsewhere in this prospectus have been subject to rounding adjustments. Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our combined/consolidated financial statements included elsewhere in this prospectus. Accordingly, certain other figures and amounts that appear as totals in this prospectus may not be the arithmetic aggregation of the figures or amounts that precede them, and figures or amounts expressed as a percentage may not total 100% or be the arithmetic aggregation of the percentages that precede them.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements contained in this prospectus include but are not limited to, statements about:

●	our business strategy and objectives;

●	our future financial performance and results of operations;

●	the demand for our products in general and demands for specific segments of products;

●	the sufficiency of our cash to meet our liquidity needs;

●	our assessment of the market opportunities and our abilities to capitalize on such market opportunities;

●	our assessments of the impact of various events on our financial condition and results of operations;

●	the performance of third parties upon which we depend, including manufacturers;

●	our ability to comply with regulations applicable to our business;

●	our ability to maintain, protect and enhance our technology and intellectual property;

●	the volatility of capital markets and other macroeconomic factors, including inflationary pressures, banking instability issues, geopolitical tensions, or the outbreak of hostilities or war; and

●	expectations regarding the period during which we will qualify as a “smaller reporting company.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

●	the availability of cash on hand and other sources of liquidity to fund our operations and grow our business;

●	our ability to compete effectively depends on multiple factors and we may not be able to continue to develop solutions to address user needs effectively;

●	the current interest of third parties and the potential attempt of a hostile takeover or hostile stockholder activism may divert the management’s attention from Sonim’s business and may require significant expenses to address;

●	we may be negatively impacted by changes in U.S. trade policy, including the imposition of tariffs;

●	we may not be able to continue to develop solutions to address user needs effectively, including our next-generation products, which could materially adversely affect our liquidity and our ability to continue operations;

●	a small number of customers account for a significant portion of our revenue;

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●	failure to meet the Nasdaq’s continued listing requirements and other Nasdaq rules could adversely affect the price of our common stock and make it more difficult for us to sell securities in a future financing or for you to sell our common stock;

●	the financial and operational projections that we may provide from time to time are subject to inherent risks;

●	our ability to incorporate emerging technologies into our new consumer products given the lengthy development cycle;

●	our ability to adapt to shortened customer lead times and tightened inventory controls from our key customers;

●	we are materially dependent on some customer relationships that are characterized by product award letters and the loss of such relationships could harm our business and operating results;

●	our quarterly results may vary significantly from period to period;

●	we rely primarily on third-party contract manufacturers and partners;

●	if our products contain defects or errors, we could incur significant unexpected expenses, experience product returns and lost sales, experience product recalls, suffer damage to our brand and reputation, and be subject to product liability or other claims;

●	we are required to undergo a lengthy customization and certification process for each wireless carrier customer;

●	we are dependent on the continued services and performance of a concentrated and limited group of senior management and other key personnel;

●	we face risks related to the impact of various economic, political, environmental, social, and market events beyond our control that can impact our business and results of operations; and

●	other risks and uncertainties described in the section titled “Risk Factors” listed on page 9 of this prospectus and elsewhere in or in the documents incorporated by reference in this prospectus.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, any prospectus supplement, and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

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Summary

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. You should read the entire prospectus and the other documents to which we refer before you decide to invest.

Overview

Sonim Technologies, based in the United States, is a leading provider of enterprise 5G solutions, offering a robust portfolio that includes rugged handsets, smartphones, wireless internet devices, software, services, and accessories. These products are engineered for reliable communication in challenging and unpredictable environments, serving sectors such as critical communications, first responders, government, industrial, construction, hospitality, and logistics. We currently have products available at all three U.S. Tier-one carriers – AT&T, T-Mobile and Verizon as well as the three primary carriers in Canada – Bell, Telus and Rogers, and Telstra in Australia. These carriers then resell our products, along with network services, to end customers focusing on two primary end markets: industrial enterprise and public sector. We also sell our products through distributors and resellers in various markets, including Europe and South Africa.

In 2023, Sonim announced a strategic expansion initiative, focusing on broadening its market reach with new products, geographical markets, and customer segments including enterprise, small and medium business, and prosumers. This strategy is underpinned by a strong emphasis on execution. We have introduced new product categories: Connected Solutions featuring wireless internet products, a next-generation rugged smartphone, and a new range of mid and low-tier professional rugged phones, all boasting IP ratings, MIL-STD-810H standards, and elements of Sonim’s RPS, highlighting our value proposition to target markets.

During the second half of 2024 and through the filing date of this prospectus, Sonim launched the following products:

●	Sonim H500-series of 5G mobile hotspots available through Verizon, UScellular, and Bell in North America;

●	Sonim H700, the world’s first 5G Release 17 and Wi-Fi 7 rugged mobile hotspot, available through Telstra in Australia;

●	Sonim H100 4G mobile hotspot available through Telia Finland and distribution partners in Europe;

●	XP100 4G and XP400 5G professional rugged phones available through Deutsche Telekom in Germany and distribution partners in Europe and South Africa;

●	XP Pro 5G rugged smartphone available through Verizon in the United States; and

●	XP3plus 5G rugged flip phone available through T-Mobile and certified for T-Priority.

Additionally, the XP10 is now available through our distribution partners in EMEA and Australia. Most of these products are supported by the SonimWare platform and enterprise services. In the first quarter of 2025, the XP Pro 5G and H500 5G each received Verizon Frontline certification. In the first quarter of 2025 we also announced the upcoming launch and availability of the XP Pro Thermal 5G smartphone for Europe which includes an SDK-enabled Sonim IRIS software for custom application development and an integrated thermal camera by FLIR® that benefits a number of vertical trades such as electricians, plumbers, public safety, construction, agriculture, amongst others.

Geographic market expansion continues with agreements and product availability through new distribution partners in Europe and South Africa, catering to carrier, reseller, and enterprise sales channels. New partners include TCCM, Brodos, Modino, Ingram Micro, and Cernotech, which bolster our presence in these regions. This strategic alignment supports our commitment to offering reliable solutions and expanding our customer base.

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With the primary sales channels in the U.S. and Canada consisting of large wireless carriers, the Company’s customer base is highly concentrated, as represented in the tables below (all figures as a percentage of our total net revenues ):

Revenue by Customer Type

Category	Q1 2025		FY 2024
Wireless Carriers	84	%(1)	75%
Top 3 Carrier Customers	74	%(1)	62%

(1)	32% of this revenue is related to the expiration of customer allowance agreements as three of our legacy phones approach end-of-life

Revenue by Product Type

Category	Q1 2025		FY 2024
Smartphones	66	%(1)	45%
Feature Phones	29%		35%
White Label Products (Related Party)	—		13%
Connected Solutions	4%		6%
Other	1%		1%

(1)	30% of this revenue is related to the expiration of customer allowance agreements as three of our legacy phones approach end-of-life

In alignment with Sonim Technologies’ commitment to quality, reliability, and regulatory compliance, we have prioritized our Trade Agreements Act (“TAA”) initiatives. TAA compliance is crucial in enhancing our market strategy, particularly in expanding opportunities within government and enterprise markets, which demand stringent adherence to regulatory standards. By ensuring our products meet TAA requirements, we reinforce our position as a trusted provider of enterprise 5G solutions.

This initiative underscores our dedication to delivering products that not only meet industry-leading standards but also comply with U.S. federal procurement regulations, thereby enhancing our competitiveness in securing government contracts.

Looking ahead, Sonim is focused on bringing our new products and solutions offering to our expanded portfolio throughout 2025.

Recent Developments

Letter of Intent with Social Mobile and Reverse Acquisition Strategy

The Special Committee of our Board of Directors, in consultation with its legal and financial advisors, is overseeing the process to identify and evaluate potential strategic alternatives with the goal of maximizing stockholder value. Given that this process is occurring in parallel with a proxy contest, and in order to ensure that material information is not withheld from stockholders, the Special Committee has provided and expects to continue providing significant updates regarding the strategic alternatives process.

To date, Sonim has announced that it has entered into a non-binding letter of intent with Social Mobile and is working toward a definitive agreement. In addition, Sonim has disclosed that the Special Committee has determined it is optimal to concurrently pursue a reverse takeover transaction, seeking to preserve Sonim’s public listing and to secure an additional $15 million value for Sonim’s stockholders as well as a prospect to invest in a promising enterprise.

While the Special Committee is confident in the merits of this strategy and believes it is based on thorough analysis, we stress that there can be no assurance that Sonim will enter into a definitive agreement with any counterparty. Even if such an agreement is executed, there is no guarantee that any proposed transaction will be consummated on the expected terms or at all.

For additional information, please carefully review the risk factor titled “Our evaluation of strategic alternatives may not lead to a favorable outcome and could create business disruption and stock price volatility” regarding the risks associated with Sonim’s strategic alternatives process.

Recent Product Awards

The first step in selling our products through wireless telecommunications carriers is to receive a product award from the carrier. The award documents the intent of the carrier to carry the proposed product and offer it to customers through their stores or online. The carrier and Sonim agree to a launch date that is generally nine months or longer from the date of the product award. After the product award, the Company and its partners complete the design that includes the unique specifications from the carrier, test the device, obtain certification from the carrier to sell the device, and begin full scale manufacturing of the product based on purchase orders issued by the carrier.

As of the filing date of this prospectus, Sonim is completing the development, testing and certification of new products that it expects to launch in the second or third quarter of 2025 with various carriers.

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Equity Financing

On May 12, 2025, we consummated a private placement and sold an aggregate of 1,100,000 shares of our common stock and warrants to purchase up to 550,000 shares of our common stock for an exercise price of $1.3864 per share for an aggregate purchase price of $1,375,000 (or $1.25 per each share of our common stock and the accompanying warrant). We used the net proceeds from the private placement for working capital and general corporate purposes. The shares of our common stock sold in the private placement (including those underlying the warrants) are subject to registration rights, and we expect to file a registration statement to register those shares on or before July 12, 2025.

ATM Offering

On August 6, 2024, the Company entered into a sales agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”). Pursuant to the Sales Agreement, the Company may sell, at its option, up to an aggregate of $8.9 million in shares of common stock through Roth, as sales agent. Sales of shares of our common stock made pursuant to the Sales Agreement are being made under the effective Registration Statement on Form S-3. Roth is entitled to compensation at a commission rate of 3% of the gross sales price per share. For additional information, refer to Note 7-Stockholders’ Equity to the consolidated financial statements incorporated by reference in this prospectus under the title “ATM Offering.”

During the three months ended March 31, 2025, a total of 1,349,840 shares of common stock were sold under the Sales Agreement for net proceeds of $3.7 million after payment of commission fees and other related expenses of $0.1 million. Subsequent to March 31, 2025, a total of 2,130,437 shares of common stock were sold under the Sales Agreement for net proceeds of $4.5 million after payment of commission fees and other related expenses of $0.1 million. As of the filing date of this prospectus, the Company has completed its sales of shares of common stock under the Sales Agreement and the ATM program has been terminated.

Receivables Financing Agreement

To improve its liquidity, on September 23, 2024, the Company entered into an invoice purchase agreement (the “Receivables Financing Agreement”) with LS DE LLC (“LS”), pursuant to which LS will provide receivables factoring to the Company, pursuant to which LS will advance 80% of the face value of the receivables being sold by the Company, up to a maximum of $2.5 million of eligible customer invoices from the Company. As of March 31, 2025, there was $0.6 million outstanding under the Receivables Financing Agreement, which is included in Accrued Liabilities in the Unaudited Condensed Consolidated Balance Sheets.

Promissory Note

On February 21, 2025, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Lender”) pursuant to which the Company issued and sold to the Lender a promissory note in the original principal amount of $3.3 million (the “Note”). Starting on August 21, 2025, the Lender may exercise its right to redeem up to $330,000 of the Note per calendar month. If the Lender exercises this right, the Company’s liquidity will decrease.

Macroeconomic Events

Worldwide economic and political uncertainties and negative trends, including tariffs and increasing trade protectionism, inflation, tensions between the U.S. and China, financial and credit market fluctuations, recession risks, labor shortages, supply chain disruptions, political election cycles, changes in laws and interpretations of laws, changes in the volume and relative mix of U.S. government spending, cost-cutting and efficiency initiatives and potential disruptions from international conflicts and acts of terrorism, have impacted and may continue to impact our business and the business of our customers, while also disrupting sales channels and advertising and marketing activities. See “Risk Factors” within this prospectus for further discussion of the possible impact of these factors and other risks on our business.

We have implemented and continue to implement measures to address those challenges. We also continue to actively manage our inventory and establish a relationship with third-party manufacturers in an effort to minimize supply chain disruptions. Nevertheless, the above-described events had and will continue to impact the global macroeconomic and geopolitical environments, capital and commodity markets, and global supply chains, which may have an adverse impact on our operations and hinder our ability to access capital, if needed. Our cost of revenue may increase if the component prices increase.

Implications of Being a Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

Corporate Information

We were incorporated under the laws of the state of Delaware on August 5, 1999. Our principal executive offices are located at 4445 Eastgate Mall, Suite 200, San Diego, CA 92121, and our telephone number is (650) 378-8100. Our website address is https://www.sonimtech.com/. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase our securities.

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Risk Factors Summary

The following is a summary of some of the risks and uncertainties as of the date of the filing of this prospectus that could materially adversely affect our business, financial condition, and results of operations. You should read this summary together with the more detailed description of each risk factor contained below in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

●	Our ability to compete effectively depends on being able to develop solutions that address users’ needs effectively;

●	We face strong competitors with greater resources and more extensive experience in the industry;

●	A small number of customers account for a significant portion of our revenue;

●	We are materially dependent on some customer relationships that are characterized by non-binding product award letters and the loss of relationship with these customers could harm our business and operating results;

●	We rely primarily on third-party contract manufacturers and partners;

●	We rely on related-party transactions for certain business operations;

●	We continue to restructure and transform our business;

●	Lengthy customization and certification process for each wireless carrier customer;

●	We are dependent on the continued services and performance of our management and key personnel;

●	Our products may contain defects or errors;

Risks Related to Our Financial Condition

●	We may not generate sufficient liquidity to operate our business and maintain its growth;

●	Our liquidity has been adversely impacted by our ongoing net losses;

●	We have not been profitable in recent years and may not achieve or maintain profitability;

Risks Related to Information Technology and Intellectual Property

●	Without successful protection of our intellectual property, our competitive position may be harmed;

●	The occurrence of security breaches, improper access to or disclosure of our data or customer data, and other cyber incidents can inflict monetary and reputational damages;

●	Others may claim that we infringe on their intellectual property rights;

Risks Related to Legal and Regulatory Matters

●	Changes in laws and regulations concerning the use of telecommunication bandwidth could increase our costs and adversely impact our business;

●	Changes in U.S. trade policy including tariffs can adversely impact our business;

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Risks Related to this Offering and Ownership of Our Common Stock

●	Due to the nature of best-efforts offering we may not raise the required amount of capital.

●	Purchasers of our common stock will experience immediate and substantial dilution in the net tangible book value of their shares and may experience additional dilution as a result of subsequent offerings securities offerings.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	We face risks related to potential hostile bids and stockholder activists;

●	Sales of our common stock under resale registration statements or the perception of such sales can result in a decline in the price of our common stock;

●	Our quarterly results may vary significantly from period to period;

●	Financial projections we communicate to the markets from time to time may be inaccurate; and

General Risk Factors

●	We face risks related to the impact of various economic, political, environmental, social, and market events beyond our control can impact our business and results of operations.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the securities, see “Description of Capital Stock” in this prospectus.

Issuer	Sonim Technologies, Inc., a Delaware corporation.

Common stock offered by us	6,896,551 shares.

Pre-funded warrants

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase up to 6,896,551 shares of our common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share of common stock.

Each pre-funded warrant will be exercisable immediately upon issuance and will not expire. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants. See “Description of the Securities We are Offering—Pre-Funded Warrants” for a discussion on the terms of the pre-funded warrants. Each pre-funded warrant is exercisable for one share of our common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its pre-funded warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to us.

Placement agent warrants	We have agreed to issue to the placement agent warrants to purchase a number of shares of common stock equal to 3% of the total number of shares of common stock (x) issued in this offering and (y) underlying pre-funded warrants (if any). The placement agent’s warrant will be non-exercisable for six (6) months after the date of the closing and will expire five years after the commencement of sales of the offering. The placement agent’s warrant will be exercisable for the purchase of shares of our common stock at a price per share equal to the purchase price per share of common stock in this offering. We are also registering the shares of common stock issuable upon the exercise of the placement agent’s warrants.

Common stock outstanding immediately after this offering	13,230,208 shares (assuming no sale of any pre-funded warrants).

Use of proceeds

We estimate that the net proceeds from the offering will be approximately $9,000,000, based on an assumed public offering price of $1.45, after deducting placement agent fees and offering expenses payable by us.

The Company intends to use these proceeds for our operations, including the purchase of life settlement policies, to support our overall business strategy, for working capital purposes and for general corporate purposes, which may include repayment and refinancing of our indebtedness. For further information, see “Use of Proceeds” in this prospectus.

Dividend Policy	We do not currently anticipate declaring or paying regular cash dividends on our common stock in the near term.

Voting rights	One vote per share.

Listing and trading symbol	Shares of our common stock trade on Nasdaq under the symbol “SONM.”

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth.

The number of shares of our common stock to be outstanding immediately after this offering is based on 6,333,657 shares of our common stock outstanding as of March 31, 2025, and excludes, as of such date:

● 350,000 shares of common stock issuable upon the exercise of outstanding warrants;

● 720,175 shares of common stock issuable upon the exercise of outstanding options;

● 621,658 shares of common stock issuable upon the vesting of outstanding restricted stock units issued under Sonim Technologies, Inc. 2019 Equity Incentive Plan, as amended (the “EIP”); and

● 132,714 shares of common stock that remain available for future equity grants under the EIP.

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Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our common stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occur, and as a result, the market price of our common stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business and Industry

To remain competitive and stimulate consumer and business demand, we must successfully manage the introduction of new products and product lines and the transition and enhancement of existing products.

We operate in a highly competitive, quickly changing environment characterized by evolving industry standards, frequent new product and service introductions, evolving distribution channels, increasing demand for customized product and software solutions, rapid competitive developments; and changing customer demands. Technological advancements could render our products obsolete, which typically erodes prices and causes products to become unmarketable.

Our success will depend on our ability to respond to changing technologies and customer requirements, effectively stimulate customer and business demands for new and upgraded products, and our ability to develop and introduce new and enhanced products in a cost-effective and timely manner. For example, our XP3plus and XP5plus products are compatible with fourth-generation, or 4G, technology, but fifth-generation wireless, or 5G, technology has required us to upgrade our XP3plus and XP5plus to support 5G.

As a result, we are currently prioritizing spending on research and development of our upgrades to 5G and the development of new mobile phones and other data devices. However, the research and development necessary to launch our new products will require us to incur additional costs and our liquidity continues to be adversely impacted by our ongoing net losses. There can be no assurance that we will have sufficient resources to complete the development of our new products and bring them to market. Even if we are able to introduce our new ruggedized mobile phones and data devices to the market, there can be no assurance that these new product introductions will lead to any sales or increase in revenue. If we fail to develop new products on a timely and cost-effective basis, or if our new products fail to achieve market acceptance, our business, operations, financial condition, and liquidity would be further materially adversely affected and we may be required to delay, reduce or cease our operations and we may be required to seek bankruptcy protection.

The development of new or enhanced products is a complex and uncertain process requiring the accurate anticipation of technological and market trends. We may experience design, manufacturing, marketing, and other difficulties that could delay or prevent the development, introduction, or marketing of our new products and enhancements. If we experience delays with new products, if our expectations regarding market demand and direction are incorrect, if sales of our existing products begin to decline more rapidly, or if the rate of decline continues to exceed the rate of growth of our next-generation products, it will materially and adversely affect our business, results of operations and financial condition, and may require us to significantly reduce or even eliminate certain research and development programs.

We participate in a competitive industry, which may become more competitive. Competitors with greater resources and significant experience in high-volume product manufacturing may be able to respond more quickly and cost-effectively than we can to new or emerging technologies and changes in customer requirements.

We face significant competition in developing and selling our solutions. Our primary competitors in the non-rugged mobile device market include Apple Inc. and Samsung Electronics Co. Ltd. Our primary competitor in the rugged mobile device market is Kyocera Corporation. We also face competition from large system integrators and manufacturers of private and public wireless network equipment and devices. Competitors in this space include Harris Corporation, JVC KENWOOD Corporation, Motorola Solutions, Inc., MSI, and Tait International Limited.

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We cannot assure we will be able to compete successfully against current or future competitors. Increased competition in mobile computing platforms, or related accessories and software developments may result in price reductions, lower gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

Most of our competitors have longer operating histories, greater name recognition, larger customer bases, and significantly greater financial, technical, sales, marketing, and other resources and experience than we do. In addition, because of the higher volume of components that many of our competitors purchase from their suppliers, they are able to keep their supply costs relatively low and, as a result, may be able to recognize higher margins on their product sales than we do. Many of our competitors may also have existing relationships with the channel partners who we use to sell our products, or with our potential customers. This competition may result in reduced prices, reduced margins, and longer sales cycles for our products. Our competitors may also be able to quickly and cost-effectively respond to new or emerging technologies and changes in customer requirements. The combination of brand strength, extensive distribution channels, and financial resources of the larger vendors could cause us to lose market share and could reduce our margins on our products, especially if any of our larger competitors moved into the market for ultra-rugged mobile phones and accessories, as those competitors would enjoy relatively low barriers. If any of our larger competitors were to commit greater technical, sales, marketing, and other resources to our markets, our ability to compete would be adversely impacted. If we are unable to successfully compete with our competitors, our sales will suffer and as a result, our financial condition will be adversely impacted.

We are dependent on the continued services and performance of a concentrated and limited group of senior management and other key personnel, the loss of any of whom could adversely impact our business.

Our future success depends in large part on the continued contributions of a concentrated and limited group of senior management and other key personnel. Beginning in 2021, we outsourced substantially all of our manufacturing work to third parties. As of December 31, 2024, our worldwide employee headcount was 131 employees.

Due to the small size of our Company and our limited number of employees, each member of our executives, managers and other key personnel serves a critical role to our success. If we are unable to retain sufficiently experienced and capable employees, including those who can help us increase revenues generated from our end market segments, our business and financial results may suffer. The loss of the services of any additional executives, managers or other key personnel could impede the achievement of our strategic objectives, seriously harm our ability to successfully implement our business strategy and adversely impact our operating results. In addition, if additional executives, managers or other key personnel resign, retire or are terminated, or their service is otherwise interrupted, including due to global pandemics, we may not be able to replace them in a timely manner and we could experience significant declines in productivity and/or errors due to insufficient staffing or managerial oversight. Moreover, experienced and capable employees in the technology industry remain in high demand, and there is continual competition for their talents. Given our size, we may be at a disadvantage, relative to our larger competitors, in the competition for these personnel.

We rely on our channel partners to generate a substantial amount of our revenue. If we are unable to maintain successful relationships with channel partners, our business, operating results, and financial condition could be adversely affected.

In the years ended December 31, 2024 and 2023, approximately 62% and 35% of our revenues, respectively, were derived from the three largest U.S. wireless carriers, our channel partners. Our channel partners are primarily wireless carriers who sell our products through their sales channels. To the extent our channel partners are unsuccessful in selling or do not promote our products, or we are unable to obtain and retain a sufficient number of high-quality channel partners, our business and operating results could be significantly harmed.

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We enter into master sales arrangements with the majority of our channel partners. Under the master sales arrangements, our partners purchase our products for distribution on a purchase order basis. While these arrangements are typically long-term, they generally do not contain any firm purchase volume commitments. As a result, our channel partners are not contractually obligated to purchase from us any minimum quantity of products. We are generally required to satisfy any and all purchase orders delivered to us within specified delivery windows, with limited exceptions (such as orders significantly in excess of forecasts). If we are unable to efficiently manage our supply and satisfy purchase orders on a timely basis to our channel partners, we may be in breach of our sales arrangements and lose potential sales. Our sales arrangements also generally include technical performance standards for our mobile phones, mobile hotspots, and accessories sold, which vary by channel partner. If a technical issue with any of our covered products exceeds certain preset failure thresholds for the relevant performance standard or standards, the channel partner typically has the right to cease selling the product, cancel open purchase orders, and levy certain monetary penalties. If our products suffer technical issues or failures following sales to our channel partners, we may be subject to significant monetary impact and our channel partners may cease making purchase orders, which would significantly harm our business and results of operations. In addition, our channel partners retain sole discretion in which of their stocked products to offer their customers. While we may offer limited customer incentives, we generally have limited to no control over which products our channel partners decide to offer or promote, which directly impacts the number of products that our partners will purchase from us.

Our channel partners may be unsuccessful in marketing, selling and supporting our solutions. They may also market, sell and support solutions that are competitive with ours, and may devote more resources to the marketing, sales, and support of such products. They may have incentives to promote our competitors’ products in lieu of our products, particularly for competitors who do a large volume of business with the channel partner. In the event there is not sufficient demand for our products, our channel partners may stop selling our products completely. While we employ a small direct sales force, our channel partners have significantly larger sales teams who are not contractually obligated to promote any of our devices and often have multiple competing devices in stock to offer their customers. In addition, downstream sales by our channel partners often succeed due to attractive device prices and monthly rate plans, which we do not control. In certain cases, we may promote our own devices through customer incentives, typically in exchange for retail price reductions or contributions of funds for marketing purposes; however, there can be no assurance that any such incentives would contribute to increased purchases of our products. Further, given the impact of attractive pricing on ultimate sales, we generally must offer increased promotional funding or price reductions for our more expensive products. This promotional funding or price reductions operate to reduce our margins and significantly impact our profitability.

New sales channel partners, as well as sales of new products being sold by existing channel partners, may take several months or more to achieve significant sales. Our channel partner sales structure could subject us to lawsuits, potential liability, and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to their customers or violates laws or our corporate policies. Additionally, some of our master agreements with our wireless carrier customers contain “most favored nation” clauses. These clauses typically provide that if we enter into an agreement with another wireless carrier or customer on more favorable terms, we must offer some of those terms to our existing wireless carrier customers. These provisions may obligate us to provide different, more favorable, terms to our existing wireless carrier customers, which could, if applied, result in lower revenues or otherwise adversely impact our business, financial condition, and results of operations.

If we fail to effectively manage our existing or future sales channel partners, our channel partners fail to promote our products effectively, we are unable to meet our obligations under our sales arrangements or enter into future agreements with wireless carrier customers that have terms that are more favorable to the customer, our business and results of operations would be harmed.

We continue to transform our business. The assumptions underlying these efforts may prove to be inaccurate, or we may fail to achieve the expected benefits from these efforts, and we may have to restructure or transform our business again in the future.

In order to be successful, we must have a competitive business model that brings innovative products and services to market in a timely way. We continue to restructure and transform our business in response to changes in industry and market conditions and to focus on business simplification, quality improvement, reduced direct and indirect costs, and new revenue growth. We must manage the potentially higher growth areas of our business, which entail higher operational and financial risks, as well as the non-core areas, in order for us to achieve improved results. Our assumptions underlying these actions may not be correct, we may be unable to successfully execute these plans, and even if successfully executed, our actions may not be effective or may not lead to the anticipated benefits. As a result, we may determine that further restructuring or business transformation will be needed, which could result in the need to record further special charges such as costs associated with workforce reductions, and we may be unable to maintain or improve our market competitiveness or profitability.

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In connection with the transformation of our business, we have made and will continue to make, judgments as to whether we should outsource the development and manufacturing of our products. If any of these providers experience (i) difficulties in obtaining sufficient supplies of components, (ii) component prices significantly exceeding anticipated costs, (iii) an interruption in their operations, or (iv) otherwise suffers capacity constraints, we experience a delay in production and shipping of these products, which would have a negative impact on our revenue. Should there be any disruption in services due to natural disasters, economic or political difficulties, transportation restrictions, acts of terror, quarantines, or other restrictions associated with infectious diseases, or other similar events, or any other reason, such disruption could have a material adverse effect on our business. Operating in the international outsourcing environment exposes us to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, and potentially adverse tax consequences, which could materially affect our results of operations. If these providers are unable to achieve greater operational efficiencies, delivery schedules for new product development and current product delivery could be negatively impacted. Currently, we have no second source of manufacturing for a portion of our products. In addition, switching from one provider to another is an expensive, difficult, and time-consuming process, with serious risks to our ability to successfully transfer our development and/or manufacturing operations. If overall demand for our devices increases in the future, we will need to expand our manufacturing capacity in a cost-efficient manner. Our operations, and consequently our revenues and profitability, could be materially adversely affected if we are forced to switch from any of our providers to another provider due to any of a number of factors, including financial difficulties faced by the manufacturer, disagreements in pricing negotiations between us and the manufacturer or organizational changes in the manufacturer.

Further, we have made and will continue to make judgments as to whether we should further reduce, relocate, or otherwise change our workforce. We have outsourced substantially all of our manufacturing functions, software development, and quality control functions to third parties, transferring the employees who previously performed this work. These reductions may have resulted in the loss of institutional knowledge and expertise and the reallocation and combination of certain roles and responsibilities across the organization, all of which could adversely affect our operations. These restructuring and additional measures we might take to reduce costs could divert management attention, yield attrition beyond our intended reduction in force, reduce employee morale, or cause us to delay, limit, reduce, or eliminate certain product development plans, each of which could have an adverse impact on our business, operating results and financial condition. Furthermore, our workforce efforts may impair our ability to achieve our current or future business objectives.

We are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted, and we may not be able to expand into other markets.

Our revenues have historically been in the industrial enterprise market, and we are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets. End customers in the public sector market may remain, for reasons outside our control, tied to solutions or other competitive alternatives to our phones. Sales of our products to these buyers may also be delayed or limited by these competitive conditions. If our products are not widely accepted by buyers in those markets, we may not be able to expand sales of our products into new markets, and our business, results of operations, and financial condition may be adversely impacted.

We rely primarily on third-party contract manufacturers and partners. If these relationships are disrupted and we are unable to obtain substitute manufacturers or partners, on favorable terms or at all, our business, operating results, and financial condition may be harmed.

We have outsourced contract manufacturing, product assembly, and some of our software development operations to third parties located in Asia.

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Our contract manufacturers now produce all of our products in facilities located in Asia. All manufacturing of our products is performed in accordance with detailed specifications and product designs furnished or approved by us and is subject to rigorous quality control standards. We periodically review our product manufacturing operations and consider changes we believe may be necessary or appropriate. Although we intend to closely manage the transition process when manufacturing changes, we could experience disruption to our operations during any such transition. Other significant risks include limited control over assembly and testing capacity, delivery schedules, quality assurance, manufacturing yields, production costs, tariffs, and uncertainty over political unrest. Any such disruption could negatively affect our reputation and our operating results. Additionally, our reliance on third parties could, in certain instances, result in reputational damage or even disqualify us from sales opportunities with certain customers.

In addition, we rely on third parties to provide certain services to us, or to our customers, including hosting services, and providers of other cloud-based services. If these third-party providers do not perform as expected, our customers may be adversely affected, resulting in potential liability and negative exposure for us. If it is necessary to migrate these services to other providers due to poor performance, cyber breaches or other security considerations, or other financial or operational factors, it could result in service disruptions to our customers and significant time and expense to us, any of which could adversely affect our business, operating results, and financial condition.

Migrating our design methodology to third-party contract manufacturers or partners could involve increased costs, resources, and development time, and could expose us to further risk of losing control over our intellectual property and the quality of our products.

We have engaged in related-party transactions and may continue to rely on related parties for key business activities, which could create conflicts of interest and adversely affect our business.

We have entered into, and may continue to enter into, transactions with affiliates of Jeffrey Wang, a director who beneficially owns approximately 19% of our common stock. These transactions have included, among other things, engineering services related to the development of new products, and we anticipate continued reliance on related parties for these and potentially other key services.

Related-party transactions present potential conflicts of interest that could result in decisions that prioritize the economic interests of certain individuals over those of our company and its stockholders. In the event of a dispute under any related-party agreement, the interests of affiliated parties may not align with ours, and the resolution of such disputes may be less favorable than what we might achieve in an arms-length transaction with an unaffiliated third party. Additionally, our ability to enforce contractual rights against related parties may be constrained by these relationships.

In the past, affiliates of Mr. Wang have attempted to influence our contractual relationships with third parties by exerting pressure on strategic decisions. While such efforts did not alter the views of a majority of our independent directors, similar actions by related parties in the future could disrupt our operations, create uncertainty, or lead to strategic decisions that are not in the best interests of the company or its stockholders.

Furthermore, there is no assurance that we will be able to replace these related-party services on comparable terms if needed. If we are required to seek alternative service providers, we may incur higher costs, delays, or operational inefficiencies, which could materially impact our business, financial condition, and results of operations.

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If our products contain defects or errors, we could incur significant unexpected expenses, experience product returns and lost sales, experience product recalls, suffer damage to our brand and reputation, and be subject to product liability or other claims.

We produce highly complex products that incorporate leading-edge technology, including both hardware and software. The industry standards upon which many of our products are based are also complex, experience changes over time, and may be interpreted in different manners. Software often contains defects or programming flaws that can unexpectedly interfere with expected operations. In addition, our products are complex and are designed to be deployed in large quantities across complex and varying networks. Because of the nature of these products, they can only be fully tested when completely deployed in large networks with high amounts of traffic, and there is no assurance that our pre-shipment testing programs will be adequate to detect all defects. As a result, our customers may discover errors or defects in our hardware or software, or our products may not operate as expected. If we are unable to cure a product defect, we could experience damage to our reputation, reduced customer satisfaction, loss of existing customers and failure to attract new customers, failure to achieve market acceptance, reduced sales opportunities, loss of revenue and market share, increased service and warranty costs, diversion of development resources, legal actions by our customers, and increased insurance costs. Defects, integration issues, or other performance problems in our products could also result in damages to our customers, financial or otherwise. Our customers could seek damages for related losses from us, which could seriously harm our business, operations, financial condition, and liquidity. A product liability claim brought against us, even if unsuccessful, would likely be time-consuming and costly. The occurrence of any of these problems would seriously harm our business, operations, financial condition, and liquidity.

Further, errors, defects, or bugs in our solutions could be exploited by hackers or could otherwise result in an actual or perceived breach of our information systems. Alleviating any of these problems could require significant expense and could cause interruptions, delays, or cessation of our product licensing, which would reduce demand for our products and result in a loss of sales, delay in market acceptance, and injure our reputation and could adversely impact our business, results of operations and financial condition.

If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business will suffer.

Our ability to successfully grow our business depends on a number of factors including our ability to:

●	accelerate the adoption of our solutions by new end customers;

●	expand into new geographical areas and into new vertical markets;
●	develop and deliver new products and services;

●	increase awareness of the benefits that our solutions offer; and

●	become more cost-effective and scalable by utilizing contract manufacturing.

As usage of our solutions grows, we will need to continue to make investments to develop and implement new or updated solutions, technologies, security features, and cloud-based infrastructure operations. In addition, we will need to appropriately scale our internal business systems and our services organization, including the suppliers of our detection equipment and customer support services, to serve our growing customer base. Any failure of, or delay in, these efforts could impair the performance of our solutions and reduce customer satisfaction. Further, our growth could increase quickly and place a strain on our managerial, operational, financial, and other resources, and our future operating results depend to a large extent on our ability to successfully manage our anticipated expansion and growth. To manage our growth successfully, we will need to continue to invest in sales and marketing, research and development, general and administrative functions, and other areas. We are likely to recognize the costs associated with these investments earlier than receiving some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect, which could adversely impact our operating results.

If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new solutions or upgrades to our existing solutions, satisfy customer requirements, maintain the quality and security of our solutions, or execute our business plan, any of which could harm our business, operating results and financial condition.

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We are required to undergo a lengthy customization and certification process for each wireless carrier customer, which increases our operating expenses and cost of revenue, and failure to obtain such certification would adversely impact our results of operations and financial condition.

Each wireless carrier requires each of our devices to complete a thorough technical acceptance process before it can be stocked and sold. Such acceptance processes impose rigorous and complex requirements on our devices, which result in a lengthy testing and certification process, during which we incur substantial operating expenses related to the wireless carrier’s technical acceptance of our devices. The acceptance processes and related costs to us vary across carrier customers depending on carrier size and level of customization required. Generally, the certification process commences within one to three months of product concept development. During this development stage, certain carriers provide a technology roadmap and target demographics, allowing us to define product specifications to meet carrier goals, while other carriers provide defined specifications and preferred price points. Once we receive approval of a product concept by the carrier, we and the carrier advance the product to the development stage. When the product is close to becoming a functioning model, we commence internal quality assurance processes and field testing, which may include third-party lab testing, in-market field testing, and interoperability testing. Finally, as the last step in the testing phase, the wireless carrier typically conducts testing itself, following which the product may be certified and stocked. The entire process can last from 6 to 18 months depending on the particular wireless carrier and type of device. Any delay in the acceptance process or failure to satisfy the device certification requirements affects our ability to bring products to market and adversely impacts our results of operations and financial condition.

We experience lengthy sales cycles for our products and the delay of an expected large order could result in a significant unexpected revenue shortfall.

The purchase of our products is often an enterprise-wide decision for prospective customers, which requires us to engage in sales efforts over an extended period of time and provide a significant level of education to prospective customers regarding the uses and benefits of such devices. Prospective customers, especially the wireless carriers that sell our products, often undertake a prolonged evaluation process that may take from several months to several years in certain cases. Consequently, if our forecasted sales from a specific customer are not realized, we may not be able to generate revenues from alternative sources in time to compensate for the shortfall. The loss or delay of an expected large order could also result in a significant unexpected revenue shortfall. Moreover, to the extent we enter into and deliver our products pursuant to significant contracts earlier than we expected, our operating results for subsequent periods may fall below expectations. We may spend substantial time, effort, and money on our sales and marketing efforts without any assurance that our efforts will produce any sales. If we are unable to succeed in closing sales with new and existing customers, our business, operating results, and financial condition will be harmed.

If we fail to adequately forecast demand for our inventory and supply needs, we could incur additional costs or experience manufacturing delays, which could reduce our gross margin or cause us to delay or even lose sales.

Because our production volumes are based on a forecast of channel partner demand rather than firm purchase commitments from our major customers, our forecasts have been, and there is a risk that our forecasts could be inaccurate in the future. There is a risk that we will be unable to sell our products at the volumes and prices we expect, which may result in excess inventory. We provide, and will continue to provide, forecasts of our demand to our third-party suppliers prior to the scheduled delivery of products to our channel partners. If we overestimate our requirements, our contract manufacturers may have excess component inventory, which could increase our costs. If we underestimate our requirements, our contract manufacturers may have inadequate component inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenues, lost sales, or we could incur unplanned overtime costs to meet our requirements, resulting in significant cost increases. For example, certain materials and components used to manufacture our products may reach end of life during any of our product’s life cycles, following which suppliers no longer provide such expired materials and components. This would require us to either source and qualify an alternative component, which could require a re-certification of the device by the wireless carriers and/or regulatory agencies or forecast product demand for a final purchase of such materials and components that may reach end of life to ensure that we have sufficient product inventory through a product’s life cycle. If we overestimate forecasted demand, we will hold excess end-of-life materials and components resulting in increased costs. If we underestimate forecasted demand, we could experience delays in shipments and loss of revenues.

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In addition, if we underestimate our requirements and the applicable supplier becomes insolvent or is no longer able to timely supply our needs in a cost-efficient manner or at all, we may be required to acquire components, which may need to be customized for our products, from alternative suppliers, including at significantly higher costs. For example, in 2018, one of our suppliers became insolvent and ceased all production, requiring us to seek alternative supply of complex components in a very short time frame. If we cannot source alternative suppliers and/or alternative components, we may suffer delays in shipments or lost sales. Similarly, credit constraints at our suppliers could require us to accelerate payment of our accounts payable, impacting our cash flow. Further, lead times for materials and components that we order vary significantly and depend on factors such as the specific supplier, contract terms, customization needed for any particular component and demand for each component at a given time. Any such failure to accurately forecast demand and manufacturing and supply requirements, and any need to obtain alternative supply sources, could materially harm our business, results of operations, and financial condition.

The markets for our mobile devices and related accessories may not develop as quickly as we expect or may not develop at all.

Our future success is substantially dependent upon continued adoption of devices and related accessories in the industrial enterprise and public sector markets, including the transition from LMR and PTT to smartphone and cellular networks. These market developments and transitions may take longer than we expect or may not occur at all and may not be as widespread as we expect. If the market does not develop as we expect, our business, operating results, and financial condition will be significantly harmed.

Our dependence on third-party suppliers for key components of our products could delay shipment of our products and reduce our sales.

We depend on certain suppliers for the delivery of components used in the assembly of our products, including machined parts, injection molded plastic parts, printed circuit boards, and other miscellaneous custom parts for our products. Our reliance on third-party suppliers creates risks related to our potential inability to obtain an adequate supply of components and reduced control over pricing and timing of delivery of components. In particular, we have little to no control over the prices at which our suppliers sell materials and components to us. The components business has, from time to time, experienced periods of extreme shortages in product supply, generally as the result of demand exceeding available supply. Many companies use the same raw materials and supplies that we do in the production of their products. Companies with more resources than our own may have a competitive advantage in obtaining raw materials and supplies due to greater buying power. When these shortages occur, suppliers also tend to either increase prices or reduce the number of units sold to customers. In addition, certain supplies of our components are available only from a single source or limited sources and we may not be able to diversify suppliers in a timely manner. We have experienced shortages in the past that have negatively impacted our results of operations and may experience such shortages in the future. These factors can result in reduced supply, higher prices of components used in the assembly of our products, and delays in the receipt of certain of our key components, which in turn may generate increased costs, lower margins, and delays in product delivery, with a corresponding adverse effect on revenues and customer relationships. For example, we phased out low margin white label products in the first half of 2024 because our manufacturing partners had difficulty maintaining production of our white label products.

We also do not have long-term supply agreements with any of our suppliers. Our current contracts with certain suppliers may be canceled or not extended by such suppliers and, therefore, do not afford us sufficient protection against a reduction or interruption in supplies. Moreover, if any of these suppliers breach their contracts with us, our legal remedies associated with such a breach may be insufficient to compensate us for any damages we may suffer.

Any interruption of supply for any material components of our products for any reason, including but not limited to global or local health crises, or inability to obtain required components from our third-party suppliers, could significantly delay the production and shipment of our products and harm our revenues, profitability and financial condition.

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Our future success is dependent on our ability to create independent brand awareness for our company and products with end customers, and our inability to achieve such brand awareness could limit our prospects.

We depend on a small number of wireless carriers to distribute our products. While we intend to accelerate direct marketing and end-customer brand awareness initiatives in the future, our sales and marketing efforts have historically been predominantly focused on channel partners. As such, historically, our operating expenses related to end-customer marketing efforts have historically been very small, representing less than 1.0% of our total sales and marketing expenses (including during the years ended December 31, 2024 and 2023). Increasing end-customer brand awareness requires investment in our sales and marketing efforts. As a result, we expect our sales and marketing expenses to increase in the future, primarily from increased use of third-party service providers, which will require us to cost-efficiently ramp up our sales and marketing capabilities and effectively target end customers. However, there can be no assurance that we will successfully increase our brand awareness or do so in a cost-efficient manner while maintaining market share within our existing sales channels. Our failure to establish stand-alone brand awareness with end customers of our products would leave us vulnerable to competitors and have an adverse impact on our prospects. If we are unable to significantly increase the awareness of our brand and solutions with end customers in a cost-efficient manner, we will remain significantly dependent on our channel partners for sales of our products and would adversely impact our ability to grow our business.

If we are unable to sell our solutions into new markets, our revenues may not grow.

Any new market into which we attempt to sell our solutions may not be receptive. Our ability to penetrate new markets depends on the quality of our solutions, the continued adoption of our public safety solution by first responders, the perceived value of our solutions as a risk management tool and our ability to design our solutions to meet the demands of our customers. If the markets for our solutions do not develop as we expect, our revenues may not grow.

Our ability to successfully face these challenges depends on several factors, including increasing the awareness of our solutions and their benefits, the effectiveness of our marketing programs, the costs of our solutions, our ability to attract, retain and effectively train sales and marketing personnel, and our ability to develop relationships with wireless carriers and other partners. If we are unsuccessful in developing and marketing our solutions into new markets, new markets for our solutions might not develop or might develop more slowly than we expect, either of which would harm our revenues and growth prospects.

Changes in the availability of federal funding to support local public safety or other public sector efforts could impact our opportunities with public sector end customers.

Many of our public sector end customers rely to some extent on funds from the U.S. federal government to purchase and pay for our solutions. Any reduction in federal funding for local public safety or other public sector efforts could result in our end customers having less access to funds required to continue, renew, expand, or pay for our solutions. If federal funding is reduced or eliminated and our end customers cannot find alternative sources of funding to purchase our solutions, our business will be harmed.

Failure of our suppliers, subcontractors, distributors, resellers, and representatives to use acceptable legal or ethical business practices, or to fail for any other reason, could negatively impact our business.

We do not control the labor and other business practices of our suppliers, subcontractors, distributors, resellers, and third-party sales representatives (the “TPSRs”), and cannot provide assurance that they will operate in compliance with applicable rules, and regulations regarding working conditions, employment practices, environmental compliance, anti-corruption, and trademark a copyright and patent licensing. If one of our suppliers, subcontractors, distributors, resellers, or TPSRs violates labor or other laws or implements labor or other business practices that are regarded as unethical, the shipment of finished products to us could be interrupted, orders could be canceled, relationships could be terminated, and our reputation could be damaged. If one of our suppliers or subcontractors fails to procure the necessary license rights to trademarks, copyrights, or patents, legal action could be taken against us that could impact the salability of our products and expose us to financial obligations to a third party. Any of these events could have a negative impact on our sales and results of operations.

Moreover, any failure of our suppliers, subcontractors, distributors, resellers, and TPSRs, for any reason, including bankruptcy or other business disruption, could disrupt our supply or distribution efforts and could have a negative impact on our sales and results of operations.

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We are exposed to risks associated with strategic transactions.

We may pursue mergers, acquisitions, or dispositions of businesses or assets or other strategic transactions that we believe will strengthen, streamline, or expand our business. Each such transaction would be dependent upon several factors, including identifying suitable companies, businesses, or assets that align with our business strategies, reaching an agreement with the potential counterparties on acceptable terms, receipt of any applicable regulatory and other approvals, and other conditions. These transactions involve various risks, including among others:

●	difficulties related to integrating or managing applicable parts of an acquired business or joint venture and unanticipated changes in customer and other third-party relationships subsequent to closing;

●	diversion of management’s attention from day-to-day operations;

●	applicable antitrust laws and other regulations that may limit our ability to acquire targets or require us to divest an acquired business or assets;

●	failure to realize anticipated benefits, such as cost savings, revenue enhancements, or strengthening or broadening our business;

●	potentially substantial transaction costs associated with acquisitions, joint ventures, or investments if we or a transaction counterparty seek to exit or terminate an interest in the joint venture or investment; and

●	potential accounting impairment or actual diminution or loss of value of our investment if future market, business, or other conditions ultimately differ from our assumptions at the time such transaction is consummated.

Risks Related to Our Financial Condition

We may not generate sufficient liquidity to operate our business and maintain its growth.

We will require significant funds to implement our business strategy, upgrade and expand our product portfolio, and meet our other liquidity needs. Our historical revenue is not indicative of our future performance. There can be no assurance that we will generate sufficient revenue to offset the cost of maintaining our operations, including significant accounting, legal, administrative, and other costs associated with being a public company, and successfully expand our business in accordance with our growth strategy. Additionally, our cash needs may increase in the near future as we focus on growing and developing our data devices businesses and expanding our operations internationally, and our liquidity may not be sufficient to achieve these objectives.

We may need to seek to raise additional capital from the sale of securities or the incurrence of indebtedness to allow us to maintain our operations and invest in growth opportunities. There can be no assurance that any debt or equity financing will be available to us on acceptable terms, or at all. Additionally, if we issue additional equity securities to raise funds, whether to existing investors or others, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences, or privileges senior to those of existing holders of common stock. We may also be limited as to the amount of funds we can raise pursuant to SEC rules and the continued listing requirements of Nasdaq.

An inability to maintain adequate cash on hand, generate sufficient cash flow from our operations, or access capital financing on acceptable terms will reduce our chances to compete successfully and expand our business in the manner currently contemplated and adversely affect our business and results of operations.

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We have not been profitable in recent years and may not achieve or maintain profitability in the future.

We have incurred significant net losses since 2013 and have an accumulated deficit of $284 million as of December 31, 2024. We are not certain whether or when we will obtain a high enough volume of sales of our products to sustain or increase our growth or achieve or maintain profitability in the future. We also expect our costs to increase in future periods, which would negatively impact our future operating results if our revenues do not increase. In particular, we expect to continue to expend substantial financial and other resources on:

●	research and development related to our solutions, including investments in our engineering and technical teams;

●	expansion of our sales and marketing efforts;

●	general and administrative expenses, including legal and accounting expenses related to being, a public company; and

●	continued expansion of our business.

These investments may not result in increased revenues or growth in our business. Additionally, we have recently and may continue to encounter unforeseen operating expenses, difficulties, complications, delays, and other unknown factors that may result in losses in future periods. If we are unable to increase our revenues at a rate sufficient to offset the expected increase in our costs, our business, operating results, and financial position may be harmed, and we may not be able to achieve or maintain profitability over the long term. We are subject to the risks and uncertainties associated with the development and release of new products. Our principal sources of liquidity as of December 31, 2024, consist of existing cash and cash equivalents totaling $5.3 million. The cost structure of the company has been significantly reduced and many aspects of product development and operational support have been outsourced to add additional spending flexibility if needed. We have subsequently raised approximately $3.8 million through our ATM stock sale program and $3.0 million from a debt facility. Our existing capital is expected to allow the company to continue operations for at least the next twelve months. If necessary, we will seek to raise additional capital. There can be no assurance that additional financing will be available to us on acceptable terms, or at all. Additionally, if we issue additional equity securities to raise funds, whether to existing investors or others, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences, or privileges senior to those of existing holders of common stock. Additionally, we may be limited as to the amount of funds we can raise pursuant to SEC rules and the continued listing requirements of the Nasdaq Stock Market or Nasdaq. If we cannot grow our revenue run-rate or raise needed funds, we might be forced to make additional reductions in our operating expenses, which could adversely affect our ability to implement our business plan and ultimately our viability as a Company.

Our ability to use our net operating losses to offset future taxable income will be subject to certain limitations.

As of December 31, 2024 and 2023, we had U.S. federal and state net operating loss carryforwards, or NOLs, of $120.1 million and $95.2 million, respectively, due to prior period losses, a portion of which expire in various years beginning in 2037 and 2035, respectively, if not utilized. In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Due to the investment by AJP Holding Company, LLC (“AJP”) in 2022 and the resulting ownership change, the future use of the NOLs to reduce future taxable income of the Company is severely limited.

Risks Related to Information Technology and Intellectual Property

A security breach or other significant disruption of our IT systems or those of our partners, suppliers, or manufacturers, caused by cyberattacks or other means, could have a negative impact on our operations, sales, and operating results.

We rely extensively on our information systems to manage our business operations. We have experienced and expect to continue to experience attempts to compromise our information technology systems and those of our third-party service providers. All IT systems are potentially vulnerable to damage, unauthorized access, or interruption from a variety of sources, including but not limited to, cyberattacks, cyber intrusions, computer viruses, security breaches, denial-of-service attacks, ransomware or other malware, energy blackouts, natural disasters and severe weather conditions, terrorism, sabotage, war, insider trading, human error, and computer and telecommunication failures. Attacks against the Company can escalate during periods of geopolitical tensions or conflict. Additionally, like other mobile device manufacturers, we use open-source software from time to time, which may be more susceptible to cybersecurity vulnerabilities that may not be identified timely. We are also dependent upon third-party manufacturers and service providers to adequately protect our IT systems. We do not have direct oversight or influence over how third parties manage the security, quality, or resiliency of their networks. Cyber attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. For example, the development and implementation of AI technologies may further increase our exposure to or exacerbate the risks of cyber attacks or other security incidents, particularly where such technologies are exploited by third parties to breach our IT systems or those of our third-party service providers.

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A cyberattack or other significant disruption involving our IT systems or those of our outsource partners, suppliers, or manufacturers could result in the unauthorized release of proprietary, confidential, or sensitive information of ours or result in virus and malware installation on our devices. Such unauthorized access to, or release of, this information or other security breaches could: (i) allow others to unfairly compete with us, (ii) compromise safety or security, (iii) subject us to claims for breach of contract, tort, and other civil claims, and (iv) damage our reputation. We could face regulatory penalties, enforcement actions, remediation obligations, or private litigation by parties whose data is improperly disclosed or misused. Any or all of the foregoing could negatively impact our business, financial condition, and results of operations.

If we are unable to successfully protect our intellectual property, our competitive position may be harmed.

Our ability to compete is heavily affected by our ability to protect our intellectual property. We rely on a combination of patents, patent applications, copyright and trademark laws, trade secrets, confidentiality procedures, and contractual provisions to protect our proprietary rights. We also enter, and plan to continue to enter, into confidentiality, invention assignment, or license agreements with our employees, consultants, and other parties with whom we contract, and control access to and distribution of our software, documentation, and other proprietary information. The steps we take to protect our intellectual property may be inadequate, and it is possible that some or all of our confidentiality agreements will not be honored, and certain contractual provisions may not be enforceable. Existing trade secret, trademark, and copyright laws offer only limited protection. Unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, time-consuming, and costly, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology, the effect of either of which would harm our competitive position in the market. Furthermore, disputes can arise with our strategic partners, customers, or others concerning the ownership of intellectual property.

Others may claim that we infringe on their intellectual property rights, which may result in costly and time-consuming litigation and could delay or otherwise impair the development and commercialization of our products.

In recent years, there has been a significant increase in litigation in the United States involving patents and other intellectual property rights, and because our products are comprised of complex technology, we are often involved in or impacted by assertions, including both requests to take licenses and litigation, regarding infringement of patent and other intellectual property rights of third parties. Third parties have asserted, and in the future may assert, intellectual property infringement claims against us and against our channel partners, end customers, and suppliers. Many of these assertions are brought by non-practicing entities whose principal business model is to secure patent licensing revenues from product manufacturing companies. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our intellectual property rights. Defending any such claims, with or without merit, including pursuant to indemnity obligations, could be time-consuming, and expensive, cause product shipment delays, or require us to enter into a royalty or licensing agreement, any of which could delay the development and commercialization of our products or reduce our margins. If we are unable to obtain a required license, our ability to sell or use certain products may be impaired. In addition, if we fail to obtain a license, or if the terms of the license are burdensome to us, our operations could be significantly harmed.

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Our use of open-source software could subject us to possible litigation or otherwise impair the development of our products.

A portion of our technologies incorporates open-source software, including open-source operating systems such as Android, and we expect to continue to incorporate open-source software into our platform in the future. Few of the licenses applicable to open-source software have been interpreted by courts, and their application to the open-source software integrated into our proprietary technology platform may be uncertain. If we fail to comply with these licenses, then pursuant to the terms of these licenses, we may be subject to certain requirements, including requirements that we make available the source code for our software that incorporates the open-source software. We cannot assure you that we have not incorporated open-source software in our software in a manner that is inconsistent with the terms of the applicable licenses or our current policies and procedures. If an author or other third party that distributes such open-source software were to allege that we had not complied with the conditions of one or more of these licenses, we could incur significant legal expenses defending against such allegations. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition, or require us to devote additional research and development resources to change our technology platform.

With respect to open-source operating systems, if third parties cease continued development of such operating systems or restrict our access to such operating systems, our business and financial results could be adversely impacted. We are dependent on third parties’ continued development of operating systems, software application ecosystem infrastructures, and such third parties’ approval of our implementations of their operating and system and associated applications. If such parties cease to continue development or support of such operating systems or restrict our access to such operating systems, we would be required to change our strategy for our devices. As a result, our financial results could be negatively impacted because a resulting shift away from the operating systems we currently use, and the associated applications ecosystem could be costly and difficult.

Our inability to obtain and maintain any third-party license required to develop new products and product enhancements could seriously harm our business, financial condition, and results of operations.

From time to time, we are required to license technology from third parties to develop new products or product enhancements. For example, we have entered into worldwide intellectual property cross-license agreements or other technology license agreements with a number of global technology companies in the mobile telecommunications market. Third-party licenses may not be available to us on commercially reasonable terms, or at all. If we fail to renew any intellectual property license agreements on commercially reasonable terms, or any such license agreements otherwise expire or terminate, we may not be able to use the patents and technologies of these third parties in our products, which are critical to our success. We cannot assure you that we will be able to effectively control the level of licensing and royalty fees paid to third parties, and a significant increase in such fees could have a significant and adverse impact on our future profitability. Seeking alternative patents and technologies may be difficult and time-consuming, and we may not be successful in finding alternative technologies or incorporating them into our products. Our inability to obtain any third-party license necessary to develop new products or product enhancements could require us to obtain substitute technology of lower quality or performance standards, or at greater cost, which could seriously harm our business, financial condition, and results of operations.

Increasing regulatory focus on privacy and cybersecurity issues and expanding laws could expose us to liability, subject us to lawsuits, investigations, and other liabilities and restrictions on our operations that could significantly and adversely affect our business.

Personal privacy and information security are significant issues in the United States, Europe and the other jurisdictions in which we operate or make our products and applications available. The legislative and regulatory framework for privacy and security issues worldwide is rapidly evolving and may be inconsistent from jurisdiction to jurisdiction. Examples of these laws include but are not limited to:

●	various U.S. federal, U.S. state, and foreign privacy laws related to the processing and security of personal data, including:

(1) comprehensive privacy laws that provide data privacy rights (including, in California, a private right of action in the event of a data breach resulting from our failure to implement and maintain reasonable security procedures and practices) and impose significant obligations on controllers and processors of consumer data;

(2) laws imposing obligations on businesses that collect or disclose biometric information (including, in Illinois, Texas, and Washington); and

(3) laws regulating internet-connected devices (such as, in California, the Internet of Things Security Law).

●	the EU General Data Protection Regulation and the United Kingdom General Data Protection Regulations, which apply to all of our activities conducted from an establishment in the EU or the United Kingdom, respectively, or related to products and services that we offer to the EU or the United Kingdom users or customers, respectively, or the monitoring of their behavior in the EU or the UK, respectively.

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We may incur substantial expense in complying with the obligations imposed by various jurisdictions in which we do business or seek to do business and we may be required to make significant changes in our business operations, all of which may adversely impact our revenues and our business overall. Additionally, our failure or perceived failure to comply with privacy and information security laws and regulations would result in negative publicity fines and orders requiring that we change our practices, which will adversely affect our business, reputation, financial condition, and operating results.

Risks Related to Legal and Regulatory Matters

Changes in laws and regulations concerning the use of telecommunication bandwidth could increase our costs and adversely impact our business.

Our business depends on our ability to sell devices that use telecommunication bandwidth allocated to licensed and unlicensed wireless services, and that use of that bandwidth is subject to laws and regulations that are subject to change over time. Changes in the permitted uses of telecommunication bandwidth, reallocation of such bandwidth to different uses, and new or increased regulation of the capabilities, manufacture, importation, and use of devices that depend on such bandwidth could increase our costs, require costly modifications to our products before they are sold, or limit our ability to sell those products into our target markets. In addition, we are subject to regulatory requirements for certification and testing of our products before they can be marketed or sold. Those requirements may be onerous and expensive. Changes to those requirements could result in significant additional costs and could adversely impact our ability to bring new products to market in a timely fashion.

The interpretation and implementation of the various provisions of the Communications Act of 1934, as amended, and the FCC rules implementing said act continue to be heavily debated and may have a material adverse effect on our business. FCC regulatory activity has increased in 2023 and 2024, particularly in connection with broadband the origin of hardware (including chipsets) and software used in telecommunication and data devices. We cannot predict how increased regulatory activity at the FCC will impact our businesses but expect increased legal and compliance costs. If we do not comply with FCC rules, regulations, orders, policies, or procedures we could be subject to FCC enforcement actions, fines, and possibly restrictions on our ability to operate or offer certain or all of our products in the United States. Any enforcement action by the FCC, which may be a public process, would hurt our reputation in the industry, could erode customer trust, possibly impair our ability to sell our products to customers, and could adversely affect our business, results of operations, and financial condition.

Changes in U.S. trade policy, including the imposition of tariffs and restrictions and the resulting consequences, may have a material adverse impact on our business, operating results, and financial condition.

We cannot predict what changes to trade policy will be made, or the economic impact that changes to trade policy will have, including significant increases in tariffs on goods imported into the United States, particularly tariffs on products manufactured abroad, including China and other countries, and the length of time such tariffs may remain in place, or whether the entry into new bilateral or multilateral trade agreements will occur. As of the filing date of this prospectus, the U.S. has imposed tariffs on foreign imports into the United States, including, most relevant to us, an additional 145% tariff on all imports from China, provided, that an exemption was granted to smartphones and certain other items. These tariffs may further increase the cost of our products and could negatively impact our results of operations. At this time, it remains unclear what additional actions, if any, will be taken by the U.S. or other governments with respect to international trade agreements, the imposition of additional tariffs on goods imported into the U.S., tax policy related to international commerce, increased export control, sanctions and investment restrictions, or other trade matters. Although the ultimate scope and timing of any such actions is currently indeterminable, if implemented, they could have a material impact on our financial condition and results of operations. If further tariffs are imposed on a broader range of imports, further retaliatory trade measures are taken by various countries in response to tariffs, or efforts are made to withdraw from or substantially modify such agreements, then we may be required to raise our prices or incur additional expenses.

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In addition, the FCC rules prohibit communications equipment deemed to pose an unacceptable risk to national security from obtaining the equipment authorization that allows the products to be imported, marketed, or sold in the U.S. If any of our product components were to be classified under these restrictions, we could face regulatory hurdles, supply chain disruptions, and lost revenue opportunities, which could have a material impact on our operations and financial results. Additionally, evolving national security policies and heightened scrutiny of foreign-manufactured telecommunications equipment may further increase compliance costs and restrict our market access.

The adoption or expansion of trade restrictions, the escalation of a trade war, or other governmental actions related to tariffs, trade agreements, or prohibition of components of communication equipment, could negatively impact demand for our products, increase costs, disrupt our supply chain, and adversely affect our customers and suppliers. Any of these developments could have a material adverse effect on our business, operating results, and financial condition.

The unfavorable outcome of any future litigation, arbitration, or administrative action could have a significant adverse impact on our financial condition or results of operations.

From time to time, we are a party to litigation, arbitration, or administrative actions. Our business may bring us into conflict with third parties with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. Our financial results and reputation could be negatively impacted by unfavorable outcomes to any future litigation or administrative actions, including those related to the Foreign Corrupt Practices Act, the U.K. Bribery Act, or other anti-corruption laws. Monitoring, initiating, and defending against legal actions is time-consuming for our management, likely to be expensive, and may detract from our ability to fully focus our internal resources on our business activities. In addition, despite the availability of insurance, we may incur substantial legal fees and costs in connection with litigation. Lawsuits are subject to inherent uncertainties, and defense and disposition costs depend upon many unknown factors. Lawsuits could result in judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise negatively affect our legal or contractual rights, which could have a significant adverse effect on our business. In addition, the inherent uncertainty of such litigation could lead to increased volatility in our stock price and a decrease in the value of our stockholders’ investment in our common stock. There can be no assurances as to the favorable outcome of any litigation or administrative proceedings. In addition, it can be very costly to defend litigation or administrative proceedings and these costs could negatively impact our financial results.

We may incur substantial costs and receive adverse outcomes in litigation, regulatory investigations, and other legal matters in connection with alleged violations of securities laws and regulations.

Our business, financial condition, and results of operations could be materially adversely affected by unfavorable results in pending or future litigations, regulatory investigations, and other legal matters related to violations or perceived violations of applicable securities laws and regulations by the Company or its affiliates.

We have been subject to the SEC investigation and stockholders’ class actions in the past and may become subject to securities-related investigations or legal proceedings in the future. The ultimate resolution of such investigations and lawsuits cannot be predicted, and the claims raised in these lawsuits may result in further legal matters or actions against us, including, but not limited to, government enforcement actions or additional private litigation. We were subject to an SEC investigation that had started in March 2020. Although there were no penalties imposed against the Company as a result of that SEC investigation, we cannot predict the outcome of any particular proceeding, or whether any new SEC investigation will be resolved favorably or ultimately result in charges or material damages, fines, or other penalties, enforcement actions, or civil or criminal proceedings against us or members of our senior management.

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Litigation matters and regulatory investigations, regardless of their merits or their ultimate outcomes, are costly, divert management’s attention, and may materially adversely affect our reputation and demand for our products. We cannot predict with certainty the eventual outcome of pending or future legal matters. An adverse outcome of litigation or legal matters could result in us being responsible for significant damages. Any of these negative effects resulting from litigation, regulatory investigations, and other legal matters could materially adversely affect our business, financial condition, and results of operations.

We are subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions, export control, and similar laws. Non-compliance with such laws can subject us to criminal or civil liability and harm our business, revenues, financial condition, and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As we increase our international presence, we may engage with distributors and third-party intermediaries to market our solutions and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities.

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. In particular, the United States prohibits U.S. persons from engaging with individuals and entities identified as “Specially Designated Nationals,” such as terrorists and narcotics traffickers. These prohibitions are administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC. OFAC rules prohibit U.S. persons from engaging in, or facilitating a foreign person’s engagement in, transactions with or relating to the prohibited individual, entity or country, and require the blocking of assets in which the individual, entity or country has an interest. Blocked assets (e.g., property or bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Other countries in which we operate, including Canada and the United Kingdom, also maintain economic and financial sanctions regimes.

Some of our solutions, including software updates and third-party accessories, may be subject to U.S. export control laws, including the Export Administration Regulations; however, the vast majority of our products are non-U.S.-origin items , developed and manufactured outside of the United States, and therefore not subject to these laws. For third-party accessories, we rely on manufacturers to supply the appropriate export control classification numbers that determine our obligations under these laws.

We cannot assure you that our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international presence, our risks under these laws, rules, and regulations may increase. Further, any change in the applicability or enforcement of these laws, rules, and regulations could adversely impact our business operations and financial results.

Detecting, investigating and resolving actual or alleged violations can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, anti-money laundering, or economic sanctions laws, rules, and regulations could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, revenues, financial condition, and results of operations would be significantly harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, financial condition and results of operations.

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We are subject to a wide range of product-, consumer-, worker- safety and environmental laws and regulations.

Our operations and the products we manufacture or sell are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations. Compliance with such existing or future laws and regulations could subject us to future costs or liabilities, impact our production capabilities, constrict our ability to sell, expand or acquire facilities, restrict what solutions we can offer and generally impact our financial performance. Our products are designed for use in potentially explosive or hazardous environments. If our product design fails for any reason in such environments, we may be subject to product liabilities and future costs. In addition, some of these laws are environmental and relate to the use, disposal, remediation, emission, discharge of and exposure to hazardous substances. These laws often impose liability and can require parties to fund remedial studies or actions regardless of fault. Environmental laws have tended to become more stringent over time and any new obligations under these laws could have a negative impact on our operations or financial performance.

Laws focused on the energy efficiency of electronic products and accessories, recycling of both electronic products and packaging, reducing or eliminating certain hazardous substances in electronic products, and the transportation of batteries continue to expand significantly. Laws pertaining to accessibility features of electronic products, standardization of connectors and power supplies, the transportation of lithium-ion batteries, and other aspects are also proliferating. There are also demanding and rapidly changing laws around the globe related to issues such as product safety, radio interference, radio frequency radiation exposure, medical related functionality, and consumer and social mandates pertaining to use of wireless or electronic equipment. These laws, and changes to these laws, could have a substantial impact on whether we can offer certain products, solutions, and services, and on what capabilities and characteristics our products or services can or must include.

These laws and regulations impact our products and could negatively impact our ability to manufacture and sell products competitively. In addition, we anticipate that we will see increased demand to meet voluntary criteria related to reduction or elimination of certain constituents from products, increasing energy efficiency and providing additional accessibility.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

As a public company, we are subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we attest to having internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a significant adverse impact on our results of operations, financial condition or business.

Being a public company requires significant resources and management oversight. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results, and financial condition.

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Risks Related to this Offering and Ownership of Our Common Stock

This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

Holders of our pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your pre-funded warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your pre-funded warrants. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the warrants and pre-funded warrants will be limited.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue equity or convertible debt securities in the future, which may result in additional dilution to investors.

Investors purchasing our common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share. As a result, investors purchasing our common stock in this offering will incur immediate dilution of $0.85 per share, representing the difference between the assumed public offering price of $1.45 per share, which is the last reported sale price of our common stock on the Nasdaq on June 18, 2025, and our as adjusted net tangible book value as of March 31, 2025. For more information on the dilution you may suffer as a result of investing in this offering, see the section titled “Dilution” below. In addition, to the extent we need to raise additional capital in the future and we issue shares of common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Certain of our affiliates and significant stockholders are not subject to lock-up or standstill agreements and may sell shares at any time, which could adversely affect the trading price of our common stock and our ability to raise capital.

While most of our officers and directors are subject to lock-up agreements restricting the transfer of their shares following the consummation of this offering, subject to customary exceptions, several of our significant stockholders are not subject to any similar contractual restrictions. Mr. Jeffrey Wang, AJP, the Orbic Group, and Laurence W. Lytton are not subject to any lockup or standstill agreement or other obligation to maintain their ownership of our shares. Subject to restrictions on the resale of our shares applicable to those stockholders pursuant to our insider trading policy and federal securities laws, those stockholders may sell their shares in the public market. As disclosed in the section titled “Principal Securityholders,” these stockholders collectively own a substantial percentage of our outstanding shares. Sales of a significant number of shares by any of these stockholders in the public market, or even the perception that such sales may occur, could result in a decline in the market price of our common stock. These potential sales could also increase volatility in our stock price, particularly given the relatively low public float of our common stock. Moreover, such sales may impair our ability to raise capital through future equity offerings on favorable terms, or at all, by exerting downward pressure on our stock price or by signaling to potential investors a lack of long-term commitment by key stockholders. If we are unable to raise necessary capital when needed, our business, financial condition, and results of operations may be materially and adversely affected.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents, for working capital and other general corporate purposes, including sales and marketing activities and product development. The failure of our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Our business and operations could be negatively affected if we become subject to stockholder activism or hostile bids, which could cause us to incur significant expense, hinder execution of our business strategy and impact our stock price.

Stockholder activism—ranging from proxy contests and hostile bids to public campaigns and litigation—has become increasingly prevalent. Declines in our stock price may heighten our vulnerability to unsolicited approaches, potentially disrupting our business strategy and operations.

In January 2025, Orbic North America, LLC (“Orbic”), an affiliate of a competitor currently engaged in intellectual property litigation against us, announced an “agreement in principle” with AJP, our largest stockholder, to acquire a portion of AJP’s shares. AJP is controlled by our director Jeffrey Wang, who beneficially owns approximately 19% of our outstanding common stock. Following this announcement, our board formed a Special Committee to evaluate strategic alternatives. Thereafter, AJP, Orbic, and their affiliates formed a group pursuant to Section 13 of the Exchange Act (the “Orbic Group”), and Orbic entered into an irrevocable proxy agreement granting it control over all of AJP’s voting power. The Orbic Group submitted a purported acquisition proposal and a purported notice to nominate an alternative slate of director candidates for election at our 2025 annual meeting (the “Notice”). Our board rejected the Notice as deficient, and AJP and Orbic subsequently initiated litigation against the Company and all of our directors except Mr. Wang, as described in the subsection titled “Legal Proceedings” below. Our board subsequently elected to waive the deficiency of the notice and permit the Orbic Group to nominate its director candidates for election at our 2025 annual meeting.

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Responding to such actions by activist stockholders can be costly and time-consuming, disrupt our operations, and divert the attention of management and our board of directors. If AJP and Orbic are successful in the litigation and proxy contest, they could gain control of our board of directors, potentially pursuing actions advanced by our competitor that conflict with our long-term strategic objectives. Actions of AJP and Orbic may also discourage or deter a potential acquirer of Sonim from considering Sonim as a desirable acquisition target.

The presence of an activist stockholder or the perception of a potential hostile takeover may create uncertainty regarding our future direction, strain relationships with business partners, and impact our ability to attract and retain key personnel. In fact, Sonim has already had to dispel market rumors regarding potential hostile actions by Orbic, which has required management’s time and effort.

Our evaluation of strategic alternatives may not lead to a favorable outcome and could create business disruption and stock price volatility.

In January 2025, we formed a Special Committee composed solely of independent directors to evaluate potential strategic alternatives aimed at enhancing stockholder value. These alternatives could include acquisitions, divestitures, mergers, partnerships, financings, or a sale of the company. The Special Committee was formed in response to the Schedule 13D/A filing by AJP on January 17, 2025, and it subsequently received an unsolicited, non-binding proposal from Orbic. On June 2, 2025, we announced a letter of intent in connection with a potential sale of assets transaction with Social Mobile, and explained our vision of the Sonim strategic alternatives.

The process of reviewing potential strategic alternatives may be time-consuming, distracting, and disruptive to our business operations, which may cause concern to our employees, investors, strategic partners, and other constituencies and may have a material impact on our business and operating results and/or result in increased volatility in our share price. We have and will continue to incur substantial expenses associated with identifying, evaluating, and negotiating potential strategic alternatives.

There can be no assurance that our strategic review process will result in any transaction or other strategic outcome. We do not intend to disclose further developments on this strategic review process unless and until we determine that such disclosure is appropriate or necessary. If we determine to engage in a transaction as a result of our exploration and evaluation of strategic alternatives, our future business, prospects, financial position and operating results could be significantly different than those in historical periods or projected by our management. Moreover, the review of strategic alternatives may disrupt our business by causing uncertainty among current and potential employees, suppliers, customers and investors. The selection and execution of a strategic alternative may lead to similar disruptions, and parties advocating for alternatives not selected may solicit support for such other alternatives, causing further disruption. Until the process is concluded, perceived uncertainties related to our future may result in the loss of potential business opportunities and volatility in the market price of our common stock and may make it more difficult for us to attract and retain qualified personnel and business partners.

The occurrence of any one or more of the above risks could have a material adverse impact on our business, financial condition, results of operations and cash flows.

We are required to meet the Nasdaq continued listing requirements and other Nasdaq rules, or we may risk delisting. Delisting could negatively affect the price of our common stock, which could make it more difficult for us to sell securities in a future financing or for you to sell our common stock.

We are required to meet the continued listing requirements of the Nasdaq and other Nasdaq rules, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price and certain other corporate governance requirements. In particular, we are required to maintain a minimum bid price for our listed common stock of $1.00 per share (which we previously failed to meet resulting in two reverse stock splits in a five-year period in order to regain compliance) and either a minimum stockholders’ equity of $2,500,000, or a minimum market value of our common stock of at least $35,000,000. If we do not meet these continued listing requirements, our common stock could be delisted. We have a history of receiving deficiency letters from Nasdaq.

If Nasdaq delists our common stock from trading on its exchange and we are not able to list our common stock on another national securities exchange, we expect our common stock could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our common stock;

●	reduced liquidity for our common stock;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	negative publicity;

●	a limited amount of news and analyst coverage;

●	loss of eligibility to register the sale or resale of our securities on Form S-3; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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Sales of our common stock under resale registration statements or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline, even if our business is doing well.

Resales of our common stock may cause the market price of our securities to drop significantly. The sale of shares of our common stock in the public market or otherwise, or the perception that such sales could occur, could reduce the prevailing market price of shares of our common stock and increase the volatility of our share price.

Such sales could occur pursuant to two effective Form S-3 Registration Statements and prospectuses, dated, respectively, December 1, 2023, (the “AJP Registration Statement”) and September 16, 2024 (the “Liu Registration Statement”), as well as pursuant to a Form S-3 Registration Statement we are obligated to file with the SEC on or before July 12, 2025 (the “2025 PIPE Registration Statement”).

These sales, or the possibility that these sales may occur, also might make it more difficult for us:

●	to sell equity securities in the future at a time and at a price that we deem appropriate; and

●	to comply with the Nasdaq listing standards with regard to the minimum bid price of our common stock.

Resales of our common stock may cause the market price of our securities to drop significantly.

As of the filing date of this prospectus:

●	shares registered by the AJP Registration Statement represent approximately 20% of the outstanding shares of our common stock and approximately 27% of our public float;

●	shares registered by the Liu Registration Statement (assuming the exercise of the entirety of the Warrants) represent approximately 7% of the outstanding shares of our common stock and approximately 9% of our public float; and

●	shares to be registered by the Liu Registration Statement (assuming the exercise of the entirety of the PIPE warrants) represent approximately 15% of the outstanding shares of our common stock and approximately 20% of our public float.

Until such time that these registration statements are no longer effective, they will permit the resale of the registered shares. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time.

Our quarterly results may vary significantly from period to period, which could make our future results difficult to predict and could cause our operating results to fall below investor, analyst, or our expectations.

Our quarterly results and, in particular, our revenue, gross margins, operating expenses, operating margins and net income (loss), have historically varied significantly from period to period and may continue to do so in the future. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Our budgeted expense levels are based, in large part, on our expectations of future revenue and the development efforts associated with that future revenue. Due to our smaller scale compared to many of our customers, we are particularly vulnerable to the impacts of changes in these customers’ order forecasts. Consequently, if our revenue does not meet projected levels in the short term, our inventory levels, cost of revenues and operating expenses would be high relative to revenue, resulting in potential operating losses. If our revenue or operating results do not meet the expectations of investors, the price of our common stock may decline substantially.

Factors that may contribute to fluctuations in our quarterly results, many of which are outside our control and may be difficult to predict, include:

●	fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures or to secure long-term customer relationships, as well as the timing of purchases by our key customers;

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●	fluctuations in our customer, product or geographic mix, including the impact of new customer deployments, which typically carry lower gross margins, customer consolidation, which may affect our ability to grow revenue, and products powered by our next-generation technologies, which initially tend to be lower margin due to higher per unit production costs and greater variability in production yields;

●	the timing, market acceptance and rate of adoption of our new product releases and our competitors’ new product releases;

●	our ability to manage manufacturing costs, maintain or improve quality, and increase volumes and yields on products;

●	our ability to successfully restructure or transform our operations within our anticipated time frame and realize our anticipated savings;

●	the price, quality and timing of delivery of key components from suppliers, including any shipping cost increases or delays in the supply of components, as well as impacts due to consolidations amongst our suppliers;

●	order cancellations, reductions or delays in delivery schedules by our customers;

●	any delay in collecting or failure to collect accounts receivable;

●	our ability to control costs, including our operating expenses and the costs and availability of components we purchase for our products;

●	any significant changes in the competitive dynamics of the markets we serve, including any new entrants, new technologies, or customer or competitor consolidation, as well as aggressive pricing tactics by our competitors;

●	our ability to manage inventory while timely meeting customer demand and avoiding charges for excess or obsolete inventory;

●	the availability of third-party service partners to provide contract development and manufacturing services for us;

●	the timing of revenue recognition and revenue deferrals;

●	any future changes in U.S. GAAP or new interpretations of existing accounting rules;

●	the impact of a significant natural disaster, as well as interruptions or shortages in the supply of utilities such as water and electricity;

●	general economic and political conditions in domestic and international markets, and other factors beyond our control; and

●	additional developments regarding our intellectual property portfolio and regulatory exclusivity protections, if any.

The financial and operational projections that we may provide from time to time are subject to inherent risks.

The projections and timelines that our management may provide from time to time (including with respect to financial or operational matters and the expansion of our product portfolio and business lines) reflect numerous assumptions made by our management with respect to our specific, as well as general business, economic, market and financial conditions, including our ability to correctly assess the demand to such products from different consumers and other matters, all of which may be difficult to predict and many of which are beyond our control.

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Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate or that our organic growth and expansion may be curtailed. You should be prepared for differences between actual and projected results from time to time. Our future actual results may be materially different from those contained in our projections, both as to amounts and as to timing. The inclusion of projections or timelines in our Annual Report on Form 10-K or any other filings we make with the SEC or otherwise communicated to investors by us should not be regarded as an indication that we or our management or representatives considered or consider such projections and timelines to be a reliable prediction of future events, and the projections and timelines should not be relied upon as such.

Some provisions of Delaware law and our certificate of incorporation and bylaws and the adoption of the rights plan may delay or prevent a change in control and may discourage bids for our common stock at a premium over its market price.

Our certificate of incorporation and bylaws provide for, among other things:

●	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	advance notice requirements for stockholder proposals; and

●	certain limitations on convening special stockholder meetings.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their common stock over then current market prices. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions than you desire.

Additionally, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), which prohibit a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. These provisions of DGCL may have the effect of delaying, deferring or preventing a change in control, and may discourage bids for our common stock at a premium over its market price.

Additionally, on April 21, 2025, the Board declared a dividend of one preferred share purchase right for each outstanding share of common stock, par value $0.001 per share, of the Company, and adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of April 21, 2025, by and between Equiniti Trust Company, LLC, as rights agent (the “Rights Agent”) and the Company (the “Rights Agreement”), which was previously approved by our board. In connection with the Rights Agreement, a dividend was declared of one preferred stock purchase right for each share of the common stock of the Company outstanding at the Record Date (individually, a “Right” and collectively, the “Rights”). In general terms, the Rights Agreement imposes a significant penalty upon any person or group that acquires beneficial ownership of 15.5% (or, in the case of passive institutional investors, an amount of “less than 20%”) or more of the outstanding shares of common stock without the approval of the Board. The Rights will expire on April 21, 2026

The Rights Agreement could have the effect of discouraging, delaying or preventing a change in management or control over us. While there is no plan to do so at this time, our board may choose to extend the current Rights Agreement or adopt a new rights agreement in the future.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain stockholder litigation matters and the U.S. federal district courts as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or trustees to us or our stockholders, (iii) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws or (iv) any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder; accordingly, we cannot be certain that a court would enforce such provision. Our certificate of incorporation further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the provisions of our certificate of incorporation described above; however, our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The forum selection provisions in our certificate of incorporation may have the effect of discouraging lawsuits against us or our directors and officers and may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us. If the enforceability of our forum selection provision were to be challenged, we may incur additional costs associated with resolving such a challenge. While we currently have no basis to expect any such challenge would be successful, if a court were to find our forum selection provision to be inapplicable or unenforceable, we may incur additional costs associated with having to litigate in other jurisdictions, which could have an adverse effect on our business, financial condition and results of operations and result in a diversion of the time and resources of our employees, management and the board of directors.

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The market price of our common stock is likely to be volatile and could fluctuate or decline, resulting in substantial loss of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the factors described in this “Risk Factors” section or otherwise, and other factors beyond our control, such as fluctuations in the valuations of companies perceived by investors to be comparable to us.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, systemic, political, and market conditions, such as recessions, interest rate changes, or international currency fluctuations, may negatively affect the market price of our common stock.

The trading price of our common stock is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market in general, or in our industry in particular;

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	introduction of new products and services by us or our competitors;

●	sales, or anticipated sales, of large blocks of our stock;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	changes in accounting principles or methodologies;

●	acquisitions by us or by our competitors;

●	litigation and governmental investigations; and

●	economic, political, and geopolitical conditions or events.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock.

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General Risk Factors

Natural or man-made disasters and other similar events may significantly disrupt our business, and negatively impact our operating results and financial condition.

Any of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us to operate our business for some period of time. Any disruptions in our operations could negatively impact our business and operating results and harm our reputation. In addition, we may not carry business insurance or may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a significant adverse impact on our business, operating results and financial condition. In addition, the facilities of significant vendors may be harmed or rendered inoperable by such natural or man-made disasters, which may cause disruptions, difficulties or significant adverse impact on our business.

Our operations and performance depend significantly on global and regional economic conditions and adverse economic conditions can materially adversely affect our business, results of operations, and financial condition.

We are highly susceptible to the global supply chain and any disruptions. The majority of our suppliers and manufacturing facilities are located outside the U.S. As a result, the Company’s operations and performance depend significantly on global and regional economic conditions.

Adverse macroeconomic conditions, including inflation or recession, new or increased tariffs and other barriers to trade, changes to the U.S. fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, currency fluctuations, changes in the volume and relative mix of U.S. government spending, international disputes, geopolitical tensions, and conflict can adversely impact consumer confidence and spending and materially adversely affect demand for our products and services. In addition, consumer confidence and spending can be materially adversely affected in response to financial market volatility, negative financial news, declines in income or asset values, energy shortages and cost increases, labor and healthcare costs, and other economic factors. Besides an adverse impact on demand for our products, uncertainty about, or a decline in, global or regional economic conditions can have a significant impact on our counteragents including customers, suppliers, contract manufacturers, logistics providers, cellular network carriers, and channel partners.

These and other economic factors can materially adversely affect the Company’s business, results of operations, financial condition, and stock price.

Economic uncertainties or downturns, or political changes, could limit the availability of funds to our customers and potential customers, which could significantly adversely impact our business.

Current or future economic uncertainties or downturns could adversely impact our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, infectious disease outbreaks, geopolitical tensions and warfare and terrorist attacks in North America, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the growth rate of our business.

These economic conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely impact our financial results.

We cannot predict the timing, magnitude or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results and financial condition could be adversely impacted.

Foreign currency fluctuations may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products. In addition, a significant portion of our research and development expenditure takes place in China and India. Fluctuations in the currency values of those countries could negatively impact our operating expenses.

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Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $9.0 million. Additionally, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $6.7 million, $4.4 million, and $2.1 million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds for our operations, including the purchase of life settlement policies, supporting our overall business strategy, working capital purposes and general corporate purposes, which may include repayment and refinancing of our indebtedness. We have not yet determined the manner in which we will allocate the net proceeds from this offering, and as a result, management will have broad discretion in the allocation and use of the net proceeds. We may temporarily invest the net proceeds from this offering in cash and cash equivalents or short-term marketable securities until they are used for their stated purpose.

The Company reserves the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated.

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Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value of our common stock as of March 31, 2025 was approximately $(1.1 million), or approximately $(0.17) per share of common stock based upon 6,333,657 shares outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2025.

After giving effect to the sale of our common stock in the aggregate amount of $10.0 million at the public offering price of $1.45 per share and after deducting placement agent fees and estimated offering expenses payable by us, our net tangible book value as of March 31, 2025 would have been approximately $8.0 million, or $0.60 per share of common stock. This represents an immediate increase in net tangible book value of $0.77 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.85 per share to new investors in this offering at the assumed public offering price.

The following table illustrates this calculation on a per share basis:

Public offering price per share		$1.45
Net tangible book value per share as of March 31, 2025	$(0.17)
Increase (decrease) in net tangible book value per share attributable to the offering	$0.77
As adjusted net tangible book value per share as of March 31, 2025 after giving effect to the offering		$0.60
Dilution (Accretion) in net tangible book value per share to new investors in this offering		$0.85

The number of shares of our common stock to be outstanding immediately after this offering for the purpose of the above discussion and table is based on 6,333,657 shares of our common stock outstanding as of March 31, 2025, and excludes, as of such date:

●	350,000 shares of common stock issuable upon the exercise of outstanding warrants;

●	720,175 shares of common stock issuable upon the exercise of outstanding options;

●	621,658 shares of common stock issuable upon the vesting of outstanding restricted stock units issued under the EIP; and

●	132,714 shares of common stock that remain available for future equity grants under the EIP.

To the extent that options or warrants have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (a) the issuance of 2,133,437 shares of common stock issued under the At-The-Market stock sale program (the “ATM”) and the receipt of net proceeds of $4.5 million in the aggregate therefrom, (b) the purchase of inventory and payment of certain current liabilities with the cash received from the aforementioned proceeds received, (c) the issuance of 1,100,000 shares of common stock and 550,000 warrants in a private placement transaction and the receipt of gross proceeds of $1.4 million in the aggregate therefrom, (d) the vesting of 771,811 RSUs under the EIP, and (e) certain other miscellaneous activities of the Company; and

●	on a pro forma as adjusted basis to give further effect to the issuance and sale of shares of our common stock in this offering at an assumed public offering price of $1.45 per share, which is the last reported sale price for our common stock on Nasdaq on June 18, 2025, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no sale of pre-funded warrants.

Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share and per share amounts)
Cash and cash equivalents	$2,115	$2,000	$11,035
Inventory	8,620	10,078	10,078
Accrued liabilities	15,118	10,589	10,589

Stockholders’ equity:
Common stock, $0.001 par value per share; 100,000,000 shares authorized; 6,333,657 shares issued and outstanding at March 31, 2025; 10,338,905 shares issued and outstanding pro forma; and 17,235,456 shares issued and outstanding pro forma as adjusted	6	10	17
Additional paid-in capital	282,065	287,933	296,961
Accumulated deficit	(283,150)	(283,150)	(283,150)

Total stockholders’ equity	(1,079)	4,793	13,828

Total capitalization	$(1,079)	$4,793	$13,828

(1)	A $0.25 increase or decrease in the assumed public offering price of $1.45 per share, which is the last reported sale price of our common stock on Nasdaq on June 18, 2025, would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $1.6 million, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no sale of any pre-funded warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. An increase or decrease of 1,000,000 in the number of shares of common stock offered by us would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by $1.3 million, assuming that the assumed public offering price remains the same, assuming no sale of any pre-funded warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us, the placement agent, and the investors at pricing.

The number of shares of our common stock to be outstanding after this offering is based on 6,333,657 shares of our common stock outstanding as of March 31, 2025 and excludes:

●	350,000 shares of common stock issuable upon the exercise of outstanding warrants;

●	720,175 shares of common stock issuable upon the exercise of outstanding options;

●	621,658 shares of common stock issuable upon the vesting of outstanding restricted stock units issued under the EIP; and

●	132,714 shares of common stock that remain available for future equity grants under the EIP.

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Market Information For Common Stock

Market Information

Our common stock is currently listed on Nasdaq under the symbol “SONM”.

As of June 9, 2025, the Company had 10,338,905 shares of common stock outstanding held of record by 83 holders.

Dividend Policy

We have not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of the certificate of incorporation, the amended and restated bylaws of the Company, and applicable law. The payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. The Company’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements. In addition, the Company’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

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Business

Overview

Sonim Technologies, based in the United States, is a leading provider of enterprise 5G solutions, offering a robust portfolio that includes rugged handsets, smartphones, wireless internet devices, software, services, and accessories. Our products are engineered to deliver reliable communication in challenging and unpredictable environments, serving sectors such as critical communications, first responders, government, industrial, construction, hospitality, and logistics. We distribute our products primarily through major wireless carriers. We currently have products available at all three U.S. Tier-one carriers – AT&T, T-Mobile and Verizon as well as the three primary carriers in Canada – Bell, Telus and Rogers, Telstra in Australia, and multiple carriers throughout Europe. These carriers resell our products, along with network services, to end customers focusing on two primary-end markets: industrial enterprise and the public sector. We also sell our products through distributors and resellers in various markets, including Europe and South Africa.

Sonim is executing a strategic expansion initiative, focusing on broadening its market reach with new products, geographical footprint, and customer segments including enterprise, small and medium business, and prosumers. This strategy is underpinned by a strong emphasis on execution. We have introduced new product categories: Connected Solutions featuring wireless internet products, a next-generation rugged smartphone, and a new range of mid and low-tier professional rugged phones, all boasting IP ratings, MIL-STD-810H standards, and elements of Sonim’s Rugged Performance Standards (“RPS”), highlighting our value proposition to target markets.

During the second half of 2024 and through the filing date of this prospectus, Sonim launched the following products:

●	Sonim H500-series of 5G mobile hotspots available through Verizon, UScellular, and Bell in North America;

●	Sonim H700, the world’s first 5G Release 17 and Wi-Fi 7 rugged mobile hotspot, available through Telstra in Australia;

●	Sonim H100 4G mobile hotspot available through Telia Finland and distribution partners in Europe;

●	XP100 4G and XP400 5G professional rugged phones available through Deutsche Telekom in Germany and distribution partners in Europe and South Africa;

●	XP Pro 5G rugged smartphone available through Verizon in the United States; and

●	XP3plus 5G rugged flip phone available through T-Mobile and certified for T-Priority.

Additionally, the XP10 is now available through our distribution partners in EMEA and Australia. Most of these products are supported by the SonimWare platform and enterprise services. In the first quarter of 2025, the XP Pro 5G and H500 5G each received Verizon Frontline certification. In the first quarter of 2025 we also announced the upcoming launch and availability of the XP Pro Thermal 5G smartphone for Europe which includes an SDK-enabled Sonim IRIS software for custom application development and an integrated thermal camera by FLIR® that benefits a number of vertical trades such as electricians, plumbers, public safety, construction, agriculture, amongst others.

Geographic market expansion continues with agreements and product availability through new distribution partners in Europe and South Africa, catering to carrier, reseller, and enterprise sales channels. New partners include TCCM, Brodos, Modino, Ingram Micro, and Cernotech, which bolster our presence in these regions. This strategic alignment supports our commitment to offering reliable solutions and expanding our customer base.

During the first half of 2024, Sonim undertook a strategic shift away from low-margin white label products, a transition that was expedited due to manufacturing challenges faced by our partners. This shift resulted in a decline in revenue for the year, with 2024 revenue totaling $58.3 million, compared to $93.6 million in 2023. Our net loss for 2024 was $33.6 million, compared to $0.1 million in 2023. However, with the introduction of new product lines in the fourth quarter of 2024 and in the first half of 2025, we anticipate a return to revenue growth and improved profitability in 2025.

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With the primary sales channels in the U.S. and Canada consisting of large wireless carriers, the Company’s customer base is highly concentrated, as represented in the tables below (all figures as a percentage of our total net revenues):

Revenue by Customer Type

Category	Q1 2025		FY 2024
Wireless Carriers	84	%(1)	75%
Top 3 Carrier Customers	74	%(1)	62%

(1)	32% of this revenue is related to the expiration of customer allowance agreements as three of our legacy phones approach end-of-life

 Revenue by Product Type

Category	Q1 2025		FY 2024
Smartphones	66	%(1)	45%
Feature Phones	29%		35%
White Label Products (Related Party)	—		13%
Connected Solutions	4%		6%
Other	1%		1%

(1)	30% of this revenue is related to the expiration of customer allowance agreements as three of our legacy phones approach end-of-life

In alignment with Sonim Technologies’ commitment to quality, reliability, and regulatory compliance, we have prioritized our Trade Agreements Act (“TAA”) initiatives. TAA compliance is crucial in enhancing our market strategy, particularly in expanding opportunities within government and enterprise markets, which demand stringent adherence to regulatory standards. By ensuring our products meet TAA requirements, we reinforce our position as a trusted provider of enterprise 5G solutions.

This initiative underscores our dedication to delivering products that not only meet industry-leading standards but also comply with U.S. federal procurement regulations, thereby enhancing our competitiveness in securing government contracts.

Looking ahead, Sonim is focused on bringing our new products and solutions offering to our expanded portfolio throughout 2025.

Our Products

Ruggedized Cell Phones

Communication, data collection, productivity and safety among task workers have always been central requirements in business-critical and mission-critical environments. Organizations with remote and disparate workers—from police and firefighters to construction, oil rig, logistics and manufacturing workers—need an extremely durable solution that provides reliable and secure voice, data and workflow applications. The global market for rugged devices continues to grow, and we believe that the use of consumer phones in line-of-business applications provides an attractive market opportunity. Ruggedized mobile phones are well suited for industrial enterprise and other critical infrastructure applications due to their durability and functionality in a range of environments. Equipping workers with smarter mobile phones also helps enable more efficient communication with and between field employees and enhances the information that decision-makers use to deploy resources within their organizations. The timing of our growth into Europe and other areas outside of North America has accelerated due to the shutdown of a former competitor, Bullitt Group Ltd. (“Bullitt”), in January 2024. We have expanded our sales force and increased our service infrastructure to serve customers that were previously served by Bullitt.

Connected Solutions Market

Our Connected Solutions product portfolio includes mobile hotspots and fixed wireless access (“FWA”) devices that connect to the internet through the 4G and 5G cellular networks. Mobile operators receive data subscription revenue by providing these devices to their customers to access the internet. These devices replace cable internet access and provide new access to rural areas. The market for these solutions continues to grow in North America and in Europe. We created a division to design, develop and sell connected solutions devices. With competition exiting the carrier space as well as non-competitively priced products in the market, Sonim believes that this space is a great opportunity for expansion. Sonim has developed feature-rich devices that are competitively priced.

Key Features of Our Ruggedized Solutions

●	Durability and reliability. Our mobile phones and connected solutions can withstand a variety of harsh environments and are supported by our industry-leading three-year comprehensive manufacturer’s warranty, which includes damage from glass breakage, water, dust, and punctures. Key features of our rugged devices include the following, some of which apply only to phones, such as audio:

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●	Puncture, shock, pressure and drop and impact resistance. Durable rubber and Gorilla Glass construction to protect against damage from sharp objects, falls, vigorous movements and compression by heavy weights.

●	Waterproof and dustproof construction. Reinforced seals and waterproof mesh membranes to prevent potential damage caused by moisture and debris.

●	Multi-shift battery life. Replaceable battery designed to provide sufficient power to last through a dual eight-hour shift in most real-world conditions.

●	Extra-loud audio. Produces high sound quality at high volumes and uses noise cancellation technology for loud background noise environments.

●	Glove-friendly design. Screens and buttons responsive to touch through gloves and water.

●	Operational in and resistant to extreme temperatures. Protective exterior prevents damage to our devices’ hardware from very cold and hot temperatures.

●	Chemical resistance. Ability to effectively sterilize and sanitize, regardless of potential contaminants.

●	Increased communication and visibility through an enterprise. Our solutions are used to track locations, update and manage various tasks and enable communication with and between task workers. For example, location tracking and data analytics enable fleet optimization, help enterprises make asset allocation and deployment decisions and ensure that fleets are at the right place at the right time. In addition, our solutions are specifically designed to capture, store and analyze multiple data types for enterprise needs, enabling them to make decisions. For example, by leveraging this data, task workers such as first responders can more strategically plan their logistics resulting in decreased response times. Finally, by providing a reliable mode of communication between employees, supervisors and command centers, those not in the field have crucial insight into the status and performance of task workers in the field. This can also result in improved safety for employees that work in high-risk environments.

●	Enhanced functionality through software and hardware configurations. Our solutions allow end customers and task workers to customize our mobile phones using Android-based applications and vertical-specific accessories to address their varying needs. Enterprises and agencies can leverage the millions of applications available on the Google Play Store, our dozens of device-specific Application Programing Interfaces (“APIs”), and our industrial accessories to create a purpose-built solution to meet the specific use cases of their task workers. For example, school bus operators can combine our ruggedized phones, an industrial mounting kit, a Push-To-Talk (“PPT”) application that leverages our APIs and a location-tracking application to ensure that they have a solution that enables constant communication with dispatchers that is compliant with the U.S. Department of Transportation’s hands-free driving regulations and that can also automatically alert parents of route delays. The ability for enterprises and agencies to customize their solutions allows their task workers to use a single device for tasks that would previously require multiple and often more costly devices.

●	Ease of use. Our devices are designed to look and function similarly to the latest generation of consumer-focused mobile phones with additional features for various enterprise-specific purposes, and also run on the Android operating system which has a familiar and intuitive interface. They provide familiar characteristics to many single-purpose devices, such as dedicated physical buttons for PTT and barcode scanning and offer a simplified user interface, which helps minimize the learning curve for task workers who are transitioning from LMR or data capture devices. Furthermore, all of our mobile phones come equipped with our SonimWare software, which helps IT administrators more quickly provision and deploy our devices to task workers, reducing the cost and effort associated with converting to our solutions.

●	Consolidation of devices. A large number of devices can lead to excess bulk carried by task workers and can inhibit their mobility in the field. These specialized devices can also be expensive and typically require full replacement after end-of-life, which can be a cumbersome and costly process. By combining commonly used applications and functionality into one ruggedized device with the option for add-ons, enterprises can reduce the need for multiple, single-purpose devices. We believe that replacing outdated single-purpose devices with a Sonim device can enhance fleets’ mobility and economically streamline equipment updates or replacements.

As a result of these key attributes, we believe that our ruggedized, purpose-built mobile solutions can increase the productivity of task workers and significantly reduce the total cost of ownership for entities deploying our solutions.

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Our Strategy

The three pillars of our go-forward strategy are as follows:

●	Enhance and expand our leadership position in rugged enterprise and public sector markets. Develop innovative products such as a smartphone with a built-in thermal camera that we expect to launch in the second half of 2025.

●	Approach the data device and connected solutions market with feature-rich devices that are affordably priced and leverage the Company’s high-quality approach to product design and procurement.

●	Expand into Australia, Europe and other international markets. Introduce products designed for the European and Australian market to distributors and carriers throughout Australia, Europe, the Middle East, and Africa.

Our strategy includes the following:

●	Strategically grow the Company. Continue to increase the competencies of the Company to develop new connected solutions and rugged products. Develop innovative products such as a new smartphone with a thermal camera. Continue our expansion into Europe and other markets.

●

Invest in sales channel partnerships and build the Sonim brand to drive sales. Our channel partners are leading global wireless carriers, distributors of data devices, communications system integrators and electronics resellers. These channel partners have large sales forces who sell our solutions to end customers in our target markets. They enable us to cost-effectively scale our business without employing a large direct sales force of our own. Our expansion into the connected solutions markets opens up opportunities with additional carrier partners globally.

Our Target Markets

We believe that our solutions can improve communication reliability, operational efficiency and safety for end customers and task workers in commercial sectors, public sectors, and for individual retail customers. Our ruggedized mobility solutions target three end markets: industrial enterprise, public sector, and consumers that demand a more durable product.

Industrial Enterprise

Transportation and Logistics. Enterprises and fleet workers across supply chain, delivery services, airport workers, and field management rely on mobile devices to operate safely and efficiently in environments that are often susceptible to inclement weather. For enterprises looking to improve supply chain functionality, our mobile resource management applications such as location tracking, mileage tracking, and job dispatch can help businesses monitor operations more efficiently. We believe that a weather-resistant and long-battery ruggedized device, combined with productivity applications and services with the native camera on our smartphones, provides reliable communication options for transportation and logistics workers. In addition, our solutions reduce the number of devices and tools that these task workers would need to carry in the field by consolidating the functionality of multiple single-purpose devices into one purpose-built mobile device.

Construction. We offer workers in the construction industry crush-, puncture-, scratch- and impact-resistant devices, which we believe to be crucial in environments where there is a high risk of such occurrences. Job sites also value the PTT capabilities that are tightly integrated into Sonim devices. Additionally, we believe our phones and related accessories help promote worker safety and productivity, with support for lone-worker safety applications and with features such as extended battery life and extra-loud speakers. For business decision-makers, we offer devices with consolidated functionality, which enables a total cost of ownership that we believe is significantly lower versus comparable offerings that enable real-time reporting. This can help eliminate costly delays by capturing verbal, visual, and location data from job sites more efficiently.

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Manufacturing. As market demand and competition in the manufacturing sector require more nimble production lines, equipment for reliable communication and safety standard compliance are necessary to improve efficiency and keep workers safe. Our devices’ PTT functionality and extra-loud speakerphones are designed to keep lines of communication open and functional in fast-changing and loud environments, while our glove-friendly touchscreen displays allow workers to have access to real-time data, thus reducing production downtime. Additionally, our devices are designed to survive blunt force and can be sanitized and sterilized for safe use in food or medical processing facilities. We believe that these features can enhance the productivity of workers in the manufacturing industry.

Facilities Management. Service-based operations in large indoor and outdoor facilities, including recreation parks, require management of mobile teams. Our mobile phones consolidate radio, guard tour verification, panic button systems and scanners, which otherwise would require separate and single-purpose equipment. Our devices can improve business operations through functionalities such as automated work order dispatch and job completion verification tools delivered via proprietary third-party applications integrated with our devices.

Energy, Mining, and Utilities. The safety standards for mobile phones used in the energy and utility industry are more stringent due to the reactive characteristics of the natural resources being procured and serviced, as well as the potentially high-voltage or explosive environments. We believe we are uniquely positioned to serve these workers because a number of our devices are designed for use in potentially explosive or hazardous environments (rated Non-Incendive or Intrinsically Safe by either the CSA Group, ATEX or IECEx notified bodies), and their resistance to various chemicals and extreme temperatures. Reliable communication devices are often mission-critical for workers to stay safe while performing energy- and utility-related operations.

Public Sector

Public Safety. In the United States, AT&T’s FirstNet, T-Mobile’s T-Priority, and Verizon’s Frontline public safety prioritization provide optimized networks for this sector. Through our partnerships with the major wireless carriers, we believe we are in a strong position to provide mission-critical solutions to the public safety market as public safety networks mature. Through enhanced communication capabilities, our devices can decrease the response time of first responders and help public safety workers stay safe and connected in hazardous, isolated or emergency conditions. The durability of our phones, combined with their purpose-built functionality, provides a lower total cost of ownership compared to similar products, which is highly attractive to city and state decision-makers.

Federal Government. Whether during natural disasters or day-to-day operations, our devices help provide functionality and reliability that is crucial for federal workers to protect and serve their nation. Our mobile solutions support purpose-built voice communications and data capture applications that allow federal workers to stay connected and quickly make more informed decisions while in the field.

Small Business Users

As small businesses grow more reliant upon mobile devices to support all of their daily activities, mobile devices are now more than ever being placed into situations and environments that are more prone to physical damage including screen breakage and water damage. We believe that this market is currently underserved with only higher cost devices offering the features that are needed. Sonim’s value proposition will be to offer an overall lower total cost of ownership as a small business will not need to lose valuable downtime and money repairing or replacing their device as often as other devices in the market. In the fourth quarter of 2024, we launched a new semi-rugged smartphone that is sleeker and lighter than our ultra-rugged phones. These phones will be targeted at small business users.

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Home and Small Business Internet Users

Mobile hotspots are used by businesses, government employees and consumers. Having the ability to access the internet (and at times share the connection) in a secure way wherever the customers go is essential to many users. Whether it is a salesperson visiting their customers, a police officer using their computer in their patrol car, a small business in need of failover for business continuity in the event of an internet outage, a student working on a paper or a family going on vacation, the need for reliable internet has become a necessity in today’s world. Mobile hotspots provide the perfect vehicle for enabling these use cases. We will be launching additional mobile hotspots in 2025.

Fixed wireless access provides an economical way for operators to quickly deploy internet to new customers without having to lay costly new cable or fiber. This service is used by businesses and consumers alike. Historically internet connectivity was effectively a monopoly business with major fixed wireline operators dividing up the country. Consumers had little choice when it came to options for internet service. With 5G, wireless operators are using fixed wireless access as a way to add new revenue streams to their businesses. Additionally, fixed wireline operators are using fixed wireless access as a way to quickly deploy to rural areas that were not served by cable companies.

Products and Technology

Features of Our Ruggedized Mobile Phones

Our mobile phones can withstand a variety of harsh environments and are supported by our industry-leading three-year comprehensive manufacturer’s warranty for our ultra-rugged devices. We developed our devices to meet industry standards for protection from the ingress of water and/or micro-particles (IEC standard 60529). Our devices are rated a minimum of IP-68, allowing them to be submersed in up to six and a half feet of water for up to 30 minutes, and our XP10 smartphone has been further tested and certified to withstand sprays of high-pressure streams (up to 1,450 PSI) of hot (80°C) water (IPx9K). We have additionally designed and manufactured our devices to withstand repeated drops to concrete across all angles and faces, attaining MIL-STD-810G ratings and, in 2011, earning the Sonim XP3300 the title of World’s Toughest Phone by the Guinness Book of World Records after surviving a fall from 82 feet 11.7 inches to concrete. Engineered with a protective glass lens that is up to three times thicker than that of other cellular devices in the market and a unique blend of plastic and rubber used in the housings, our ultra-rugged mobile phones are designed to be resistant to punctures caused by impacts from external objects up to 2J on the display lens and 4J on the housing. Furthermore, we understand that the jobs of our end users often take them into extreme environments. As a result, we have designed our devices to operate from -4°F to +131°F, be usable while wearing work gloves (glove-friendly touch display, large physical buttons), be audible in noisy environments with loud 100+ dB loudspeakers and multiple microphone noise-cancellation technology, and, for our XP5plus and XP10 phones to last throughout an average day based on ordinary use without needing to be recharged with large, extended-life batteries. We have also designed, manufactured and certified our devices to be safe for use in potentially hazardous or explosive environments.

In addition, our devices provide a wide range of connectivity options for our end customers (including LTE, 3G, 4G, 5G, GSM, WiFi, NFC, location tracking and Bluetooth for certain of our devices), and our phones support a wide range of global frequencies allowing them to be used almost anywhere in the world where there is cellular coverage. Our phones are certified to work on multiple mobile network operators and come equipped with LTE Band 14 to support FirstNet (built with AT&T). We support the latest technologies, including 5G, and we have incorporated 5G into our product roadmap.

Our Devices

Mobile Phone Products

●	Sonim XP10. The Sonim XP10 is an Android-based 5G smartphone.

●	Sonim XP5plus. The Sonim XP5plus is a purpose-built 4G feature phone designed for task workers with Push-to-Talk capabilities and seamless LMR interoperability to enhance communication for first responders.

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●	Sonim XP3plus. The Sonim XP3plus is a 4G feature phone in a clamshell form factor that offers our customers a cost-effective voice and/or PTT solution without distracting end users from doing their jobs with things like an application store or email.

●	Sonim XP Pro. The Sonim XP Pro was launched in the fourth quarter of 2024 with Verizon. The XP Pro is an Android-based 5G smartphone that is sleeker and lighter than our XP10 and will be marketed to small businesses, enterprise, and mission critical users that need a phone that is significantly more durable than a consumer phone and can be used as their primary or sole phone .

Connected Solutions Products

●	Sonim H100 Low-range Mobile Hotspot. The H100 is a 4G mobile hotspot that is available through select distributors in Europe and Telia in Finland. This model launched in the first quarter of 2025.

●	Sonim H500 Mid-Range Mobile Hotspot. The H500 series 5G mobile hotspot was launched beginning in the second quarter of 2024 with multiple carriers in North America.

●	Sonim H700 Premium Mobile Hotspot. The Sonim H700 mobile hotspot t was launched in the second half of 2024 with Telstra in Australia. It is the world’s first rugged mobile hotspot with 5G release 17 and Wi-Fi 7.

Accessories

Our portfolio of industrial-grade accessories extends beyond the traditional consumer cellular ecosystem of wall chargers and cases. We work with a number of accessory manufacturers and design partners to deliver innovative purpose-built accessories that enhance the functionality and usability of our devices.

SonimWare Software

In addition to the ecosystem of Android developers and their applications, which are supported on our devices, we provide a suite of applications and tools that help customers manage, deploy and support their Sonim devices. The capabilities of these software applications differentiate us from many rugged vendors that only focus on hardware. Current capabilities include:

●	Sonim Setup Wizard allows provisioning teams to rapidly customize and deploy large number of devices with less manual work and fewer errors.

●	Sonim SafeGuard lets user administrators block usage of selected apps and features, ensuring only those critical to job-related functions and cost requirements are used. We are looking to expand the functionality of SafeGuard to extend to the consumer market for key features such as parental controls.

●	Sonim Kiosk Mode lets user administrators configure devices with the minimum required functionality, a critical customer need in hazardous environments or anywhere where user safety is paramount.

●	Scout App Updater lets administrators control when and where updates are sent to users’ phones.

●	Sonim SOS provides emergency alert capabilities for users of Sonim devices to help ensure worker and job-site safety. Additionally, given recent events that highlight school safety concerns, we are working on implementing this solution in our consumer handset line as well as our data solutions products.

Sales and Marketing

As of December 31, 2024, our sales and marketing team consisted of 19 professionals located in the United States, Canada and Europe. We sell our products directly to wireless carriers, through distributors and resellers and directly to end customers. Our marketing efforts consist of product marketing, channel partner/carrier marketing and corporate marketing. Product marketing focuses on ensuring that carrier requirements related to product specifications are in-line with our brand requirements. Channel partner marketing focuses on go-to-market strategy as well as developing supplemental sales tools, carrier and non-carrier marketing campaigns, and industry trade show material. Corporate marketing consists of public relations, brand awareness, social and digital marketing, and lead generation operations.

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Customers

While we are actively committed to expanding our customer base on various levels, our sales model mainly focuses on sales through our carrier customers in North America and our distribution partners in Europe, the Middle East, South Africa, and Australia. As a result, a small number of customers account for a large percentage of our net revenue For the three months ended March 31, 2025, wireless carriers contributed 84% of our total net revenues, 32% of which related to the expiration of customer allowance agreements as three of our legacy phones approach end-of-life, with our top three carrier customers accounting for 74% of our total net revenues, 32% of which related to the expiration of customer allowance agreements. For further discussion of our revenue trends and risks related to our customers and contractual relationships, please refer to the “Risk Factors” of this prospectus and sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our periodic reports incorporated by reference in this prospectus.

Manufacturing

We have outsourced the manufacturing and the final assembly to third-party ODM partners for our phones and data devices. We have moved the manufacturing of the majority of our newest products outside of China and expect to phase out all manufacturing in China during 2025.

Competition

We operate in a highly competitive environment serving end customers in the industrial enterprise and public sector markets. These markets are highly fragmented, evolving and increasingly competitive. Competition in our industry is intense and has been characterized by rapidly changing technologies, evolving industry standards, significant barriers to entry in the form of carrier certification requirements, frequent new product introductions, annual operating system changes and rapid changes in end user requirements.

Non-rugged mobile device manufacturers have not historically created devices specifically to compete in the industrial enterprise and public sector markets. These manufacturers typically focus on a different consumer audience and the requirements to manufacture ruggedized phones differ significantly from their core products. Nevertheless, we face competition from manufacturers of non-rugged mobile phones such as Apple Inc. and Samsung Electronics Co. Ltd, or Samsung, to the extent that end users decide to purchase traditional devices and add a rugged case for use in environments that we believe are better suited for purpose built ruggedized mobile phones. We also face competition from manufacturers of rugged mobile phones such as Samsung and Kyocera Corporation as well as from large system integrators and manufacturers of private and public wireless network equipment and devices. A large competitor in the rugged phone space, Bullitt Group Ltd., ceased operations in January 2024, which has created an opportunity for us, particularly in Europe.

We believe the principal competitive factors affecting the market for our products are the products’ performance, features (including security features), quality, design innovation, reliability, price, customer service, reputation in the industry, brand loyalty and a strong third-party software and accessories ecosystem. We believe that our strongest competitive advantages are our products’ durability and reputation in the industry, as well as the push to talk capabilities not available in all competitive devices. Additionally, we believe our XP10 rugged smartphone is one of the most rugged smartphones made anywhere in the world and it is consequently able to be fully sterilized and cleaned. In order to compete, we will be required to continue to respond promptly and effectively to the challenges of technological changes and our competitors’ innovations.

Intellectual Property

We hold numerous utility and design patents both inside and outside the United States and have filed additional utility and design patent applications in the United States. We have registered, and applied for the registration of, U.S. and international trademarks, service marks, domain names, and copyrights. We also have contractual rights to standard essential patents for 2G, 3G, 4G, and 5G wireless technologies, some of which require significant royalty payments. We opportunistically negotiate licenses with other patent holders where appropriate for our technology.

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Our products are built to conform to wireless standards which are covered by numerous essential patents held by third parties. Our wireless carriers require us to provide patent indemnification for the products we sell to them, and in turn, we secure intellectual property indemnification from our suppliers.

We do not believe that our products infringe on the proprietary rights of any third parties. There can be no assurance, however, that third parties will not claim such infringement by us or our channel partners and end customers with respect to current or future products.

Our smartphone devices use the standard Android operating system and our feature phones use an operating system based on the Android Open Source Project. We additionally integrate third-party licensed software on commercially reasonable terms. Several Android-based apps and extension enablers of Android are developed internally by our employees.

For further discussion of the risks in connection with each of the foregoing matters, see “Risk Factors—Risks Related to Information Technology and Intellectual Property” of this prospectus.

Properties

We maintain our corporate headquarters in a leased facility in San Diego, California. In addition, we lease facilities in Shenzhen, China, in Beijing, China and in Bangalore, India for employees that perform engineering, logistics services, software development. We believe that our facilities are suitable to meet our current needs.

Legislation and Regulation

Wireless communication devices use radio spectrum, which is regulated by government agencies throughout the world. In the United States, use of spectrum is regulated by the Federal Communications Commission, or FCC, and the National Telecommunications and Information Administration, or NTIA, for non-federal government entities and federal government entities, respectively. The FCC and NTIA allocate spectrum for various uses, including commercial wireless services and public safety services, and regulate the use of that spectrum and the devices, such as our products, that operate on that spectrum. The FCC and NTIA also adopt requirements that affect wireless equipment, such as limits on radio emissions and rules requiring that handsets have specified capabilities, such as providing location information to 911 operators. The FCC also regulates the testing and certification for the import and/or sale of certain wireless devices.

Other countries also have regulatory bodies that define and implement the rules for using radio spectrum, pursuant to their respective national laws and international coordination under the International Telecommunications Union. Our ability to manufacture and sell products in other countries could be affected by such rules. In addition, any significant variations between the rules in the United States and rules in other countries, including differences in available spectrum bands for wireless communication, could increase the costs of designing and manufacturing our products.

Research and Development

We allocate significant resources and funds to developing robust and innovative solutions for the end users of our products and ensuring that these solutions meet their exacting requirements for functionality and reliability. Our research and development initiatives are led by our internal teams and are supported by third-party original design manufacturers as needed. Our product management team and our sales and marketing team spend time interacting with a combination of end users and IT administrators in our target markets, wireless carriers and application and accessory ecosystem partners to better understand the market requirements for our solutions. Once defined, our engineering organization develops and tests the solution against these requirements and works to achieve technical certification and approval from the wireless carriers which allows the solutions to be sold to our end users.

Employees

We had 117 full-time employees and 33 contractors as of March 31, 2025.

None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Legal Proceedings

General Litigation

The Company is involved in various legal proceedings arising in the normal course of business. The Company does not believe that the ultimate resolution of these other matters will have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

AJP and Orbic Litigation

On April 24, 2025, AJP on behalf of itself and Orbic, filed a complaint (the “Complaint”) in the Delaware Court of Chancery against the Company and directors Mike Mulica, James Cassano, Peter Liu, and Jack Steenstra (the “Director Defendants”). The Complaint alleges that the individual defendants breached their fiduciary duties and seeks, among other relief, a declaration to that effect and an injunction prohibiting enforcement of certain provisions of the Company’s amended and restated bylaws (the “Bylaws”) in connection with the purported notice of nomination (the “Notice”) of proposing a competing slate of directors for election at the Company’s 2025 annual meeting, as more fully described in the Complaint.

The Notice was submitted on the evening of Thursday, March 20, 2025—fewer than two business days before the nomination deadline of Saturday, March 22, 2025—and was determined to be deficient for failing to include all information required under the Bylaws.

AJP beneficially owns approximately 19.04% of the Company’s outstanding common stock. Its sole manager, Jeffrey Wang, is a director of the Company. Orbic, which is a competitor of the Company and an affiliate of Reliance Communications, LLC (“Reliance”), exercises full voting control over AJP’s shares pursuant to an irrevocable proxy agreement. The Company and Reliance are currently involved in litigation in the United States District Court for the Eastern District of New York (Case No. 24-CV-4433), in which each party has asserted claims against the other arising out of allegations by Reliance regarding purported intellectual property violations by the Company, which the Company disputes. On March 18, 2025, Orbic, AJP, and certain affiliates filed a Schedule 13D announcing the formation of a group under Section 13 of the Exchange Act.

Orbic and AJP also filed a motion for expedited proceedings with their complaint. The Delaware Court of Chancery granted the motion for expedited proceedings on May 2, 2025.

On May 11, 2025, our board determined it was advisable and in the best interests of Sonim to waive the deficiency in the Notice rather than engage in protracted litigation. On the same day, Sonim’s counsel notified Orbic’s counsel of the same.

On June 2, 2025, we, AJP, Orbic, and the Director Defendants entered into a Stipulation of Dismissal pursuant to which AJP and Orbic dismissed the Complaint without prejudice.

Corporate Information

Sonim Technologies, Inc. was incorporated in the state of Delaware on August 5, 1999, and is headquartered in San Diego, California.

Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are filed with the Securities Exchange Commission, or the SEC. The SEC’s website is www.sec.gov. Our website provides a link to our SEC filings, which are available free of charge on the same day such filings are made. The specific location on the website where these reports can be found is ir.sonimtech.com. The information contained on the websites referenced in this prospectus is not incorporated by reference into this filing. Further, the Company’s references to website URLs are intended to be inactive textual references only.

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Management

Directors

The following table sets forth information concerning our directors, including their ages as of April 26, 2025.

Name and Position	Year First Became Director	Age	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
James Cassano, Director	2022	78	Yes	Chairman, *	✔
Peter Liu, Director, Chief Executive Officer	2022	57	No
Mike Mulica, Director, Chairman of the Board	2021	61	Yes	✔*	Chairman	✔
Jack Steenstra, Director	2022	63	Yes	✔	✔	Chairman
Jeffrey Wang, Director	2022	32	Yes

* Audit Committee Financial Expert

Executive Officers

The following table sets forth information concerning our executive officers, including their ages as of April 26, 2025.

Name	Year First Became Officer	Age	Position
Peter Hao Liu	2022	57	Chief Executive Officer
Clay Crolius	2022	63	Chief Financial Officer
Charles Becher	2023	57	Chief Commercial Officer and General Manager of North America

Biographical Information

Directors

James Cassano has served as a member of our Board since July 2022. Mr. Cassano currently is the Vice Chairman and Lead Independent Director of Ideanomics, Inc., where he is Chairman of the Audit Committee and a member of the Compensation, Acquisition Oversight and Risk and Disclosure Committees. Mr. Cassano has been on the Board of Directors of Ideanomics since 2008. From December 2009 through December 2021, Mr. Cassano served as a Partner & Chief Financial Officer of CoActive Health Solutions, LLC, a worldwide contract research organization, supporting the pharmaceutical and biotechnology industries. From 2005 through 2009, Mr. Cassano was a partner in Jaguar Capital Partners, a private equity company, which formed Jaguar Acquisition Corporation (OTCBB: JGAC), a blank check company. Mr. Cassano served as executive vice president, chief financial officer, secretary, and director of Jaguar Acquisition Corporation. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the Board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president of business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was renamed Tickets.com and went public through an IPO in 1999. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, and from February 1986 to March 1987, Mr. Cassano served as Vice President of Investments and Acquisitions for Safeguard Scientifics, Inc., a public venture development company. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates. Mr. Cassano received a BS in Aeronautics and Astronautics from Purdue University and an MBA from Wharton Graduate School at the University of Pennsylvania. The Board believes that Mr. Cassano’s extensive financial and executive experience with multiple private and public companies qualifies him to serve on our Board.

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Peter Liu has served as a member of our Board since July 2022. Mr. Liu has served as our Chief Executive Officer since April 2022. Mr. Liu previously served as our Executive Vice President for Global Operations from September 2010 to April 2022. From 2007 to 2010, Mr. Liu served as Global Quality Director for LOM/Perlos, an international VI supplier of mobile phones. From 2005 to 2007, Mr. Liu was the Head of Quality for the Strategic Growth Engine business at Motorola Solutions, Inc., a multinational telecommunications company. Mr. Liu received an M.B.A. from Lawrence Technological University and a Bachelor’s in Engineering from Tianjin University. The Board believes that Mr. Lui’s experience as our Executive Vice President for Global Operations and his knowledge of our Company qualifies him to serve on our Board.

Mike Mulica has served as the Chairman of the Board since November 2023, having previously served as a Board member since April 2021. Mr. Mulica currently serves as an operating partner at the venture capital firm Avataar Venture Partners. From May 2018 to present, Mr. Mulica has served as the Global Management Advisor at Mulica Consulting, advising public and private companies on global mobile Internet and application platforms. From March 2018 to May 2024, Mr. Mulica served as Chairman at AlefEdge, a global edge API platform company that empowers enterprises to create, customize, and control their own private mobile network. Mr. Mulica also served as AlefEdge’s Chief Executive Officer from August 2021 to May 2024. From May 2016 to August 2018, Mr. Mulica served as Chief Executive Officer and President of Actility Technologies, Inc., an IoT communications and software company. From June 2014 to May 2016, Mr. Mulica served as the President, Worldwide Sales and Business Development at Real Networks, Inc., a content and Internet software company. From October 2011 to July 2014, Mr. Mulica served as the Chief Executive Officer and President of Openwave Systems, Inc., a mobile Internet software company. Prior to his service at Openwave Systems, he held various leadership positions at Motorola, Inc., a communications systems company, Synchronoss Technologies, an Internet software and services company, FusionOne, Inc., a mobile Internet software company, BridgePort Technologies, Inc., a mobile Internet software company, Phone.com, Inc., inventor of the mobile Internet, California Microwave, Inc., a microwave and satellite systems company, and Tandem Computers, a fault tolerant computer manufacturer. Mr. Mulica holds a BS in Finance from Marquette University and an MBA from the Kellogg School of Management at Northwestern University. The Board believes that Mr. Mulica’s extensive operational, executive and board experience with numerous private and public companies at various Internet, mobile and software companies qualifies him to serve on our Board.

Jack Steenstra has served as a member of our Board since July 2022. Mr. Steenstra has served as the Chief Technology Officer of Meta Technologies Inc., a software and hardware company in the wellness space, since August 2017. From November 2015 to August 2017, he was a freelance technology consultant with various startups including VRx Medical, an immersive digital therapeutics company, contributing to the technical, business, and product innovation of new products, services, and associated businesses developing new wireless devices. From July 1995 to November 2015, Mr. Steenstra was Vice President of Engineering at Qualcomm, a technology company, where he led a cross-functional department developing new products to support new business opportunities. Prior to that, he was an engineer at Abbott Laboratories, a medical devices and healthcare company, where he developed digital surveillance systems, software, and medical devices. From January 2012 to December 2023, he served as a board member of Stepping Stone San Diego, a drug and alcohol rehabilitation and treatment program specializing in the Gay, Lesbian, Bisexual and Transgender community. Mr. Steenstra holds a BS in Electrical and Electronics Engineering from the University of Michigan and an MS in Electrical and Electronics Engineering from the University of Southern California. The Board believes that Mr. Steenstra’s extensive leadership and business consulting experience qualifies him to serve on our Board.

Jeffrey Wang has served as a member of our Board since July 2022, including his tenure as Chairman of the Board from July 2022 until November 2023. Mr. Wang has served as a Software Engineer at Plaid Inc., a California-based financial services company, since April 2022. Previously he was a Senior Software Engineer at Waymo LLC, Google LLC’s autonomous driving technology company, from August 2019 to April 2022 with the data warehouse team and a Senior Software Engineer with the search ads backend infrastructure at Google LLC, a global technology company specializing in internet related services and products, from February 2015 to August 2019. Mr. Wang holds a BA in Computer Science from the University of California, Berkeley. The Board believes that Mr. Wang’s experience at technology companies qualifies him to serve on our Board.

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Executive Officers

Clay Crolius has served as our Chief Financial Officer since July 2022. From September 2021 to July 2022, he served as our Chief Accounting Officer. From December 2016 to August 2021, Mr. Crolius served as Principal Accounting Officer and Controller for 4Front Ventures Corp., a national manufacturer and retailer. From 2015 to 2016, Mr. Crolius was the Controller at Ethology Corporation, a digital advertising agency startup. From 2005 to 2014, Mr. Crolius was a Senior Management Consultant with the David Lewis Company, a professional services consulting company. He also served as Vice President of Financial Operations for Warner Bros. Studios, a division of Time Warner from 2000 to 2005. Mr. Crolius holds a BA in Economics and Business from the University of California, Los Angeles, and is a certified public accountant in the state of California.

Chuck Becher has served as our Chief Commercial Officer and General Manager of North America since 2022. From April 2022 to August 2022, Mr. Becher served as Senior Vice President of Carrier Solutions at Inseego Corporation, a leader in mobile hotspots and fixed wireless devices. From June 2020 to April 2022, Mr. Becher served as Chief Commercial Officer and EVP of OnwardMobility, a startup created to bring BlackBerry devices back to the market. From December 2016 to January 2020, Mr. Becher served as Sonim Technologies’ Chief Sales and Marketing Officer. From 2000 to 2016, Mr. Becher also served in increasing positions of responsibility at Kyocera Communications, Inc., a wireless phone original equipment manufacturer headquartered in Yokohama, Japan, culminating in the role of Senior Vice President and General Manager of Sales and Marketing. Mr. Becher holds a BBA from the University of Michigan School of Business in Ann Arbor, Michigan.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Selection of Directors and Officers

Our selection of directors and officers is conducted on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, ability to make independent and analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, ability to work collegially, and, in the case of our Chief Executive Officer, the initial selection was made based on the contractual arrangement in connection with an equity investment by a certain stockholder. Please see “Certain Relationships and Related Party Transactions—Subscription Agreement and Corollary Arrangements” for more information.

Delinquent Section 16 Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Based solely on a review of reports filed with the SEC and on written representations from reporting individuals, we believe that all of our officers and directors filed the required reports on a timely basis under Section 16(a) for the fiscal year 2024.

Audit Committee and Audit Committee Financial Expert

We have a standing Audit Committee of the board of directors. Mr. Cassano, Mr. Mulica, and Mr. Steenstra currently serve as members of the Audit Committee, with Mr. Cassano serving as the chairperson of the Audit Committee. Our board of directors has determined that Mr. Cassano and Mr. Mulica are audit committee financial experts, as defined by SEC rules and regulations.

Our board of directors has determined that each of Mr. Cassano, Mr. Mulica, and Mr. Steenstra is an independent director in accordance with the Nasdaq listing rules and the applicable requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Our board of directors has further determined that each of the members of the Audit Committee satisfies the financial literacy and sophistication requirements of the Nasdaq listing rules.

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Corporate Governance Documents

Corporate Governance Guidelines

Our board of directors adopted Corporate Governance Guidelines, which set forth a flexible framework within which the board, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the board of directors, director independence, compensation of directors, board membership criteria, board leadership and composition.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers, and directors. The Nominating and Corporate Governance Committee of our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers, and employees, and the Company itself. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of Nasdaq. The foregoing summary of the Company’s Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

Committee Charters

Each standing committee of the board of directors is governed by a charter adopted by the board.

Availability of Governance Documents

The Corporate Governance Guidelines, the Code of Conduct, and each of the Audit, Compensation, and Nominating and Corporate Governance Committee charters are available on the Company’s investor relations website, ir.sonimtech.com. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by the applicable rules of the SEC and The Nasdaq Stock Market LLC. A copy of our insider trading policy was filed as Exhibit 19.1 to our Original Form 10-K.

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Executive and Director Compensation

Our executive compensation program is designed to attract, motivate and retain high quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders.

Our named executive officers (or “NEOs”) for the year ended December 31, 2024, consisted of three individuals:

(i)	Peter Liu, our current Chief Executive Officer, who served as our principal executive officer during the year ended December 31, 2024;

(ii)	Clay Crolius, our current Chief Financial Officer, who was serving as our executive officer at the end of the fiscal year ended December 31, 2024; and

(iii)	Charles Becher, our Chief Commercial Officer, who was serving as our executive officer at the end of the fiscal year ended December 31, 2024.

Summary Compensation Table

The following table sets forth information regarding compensation earned during the years ended December 31, 2024 and December 31, 2023 by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Peter Hao Liu	2024	$450,000	$175,630	$—	$47,288	(2)	$672,918
Chief Executive Officer	2023	$450,000	$180,000	$—	$47,226	(2)	$677,226
Clay Crolius	2024	$320,000	$93,669	$89,352	$—		$503,021
Chief Financial Officer	2023	$323,750	$96,000	$157,520	$—		$577,270
Charles Becher	2024	$400,000	$345,144	$—	$—		$745,144
Chief Commercial Officer and General Manager of North America	2023	$400,000	$275,000	$—	$—		$675,000

(1)	This column reflects the full grant date fair value for stock awards or options, respectively, granted during the fiscal year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. The grant date fair value of stock awards was based on the closing price per share of our common stock on the applicable grant date. These amounts do not necessarily correspond to the actual value that may be recognized from the stock options and stock awards by the NEOs.

(2)	Amount reported primarily consists of a housing and car allowance for Mr. Liu.

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Outstanding Equity Awards as of December 31, 2024

The following tables provide information about outstanding equity awards held by each of our named executive officers as of December 31, 2024. Awards for the named executive officers were granted under our 2019 Equity Incentive Plan.

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Peter Hao Liu	6/30/2015	67	—		150.00	06/30/2025	—	—
	12/2/2019	500	—		248.00	12/01/2029	—	—
	11/18/2022	150,903	150,540	(2)	4.188	10/26/2032	—	—
Clay Crolius	1/27/2023	10,000	—		4.940	1/27/2033	—	—
	11/24/2023	20,000	—		7.000	11/24/2033	—	—
	4/8/2024	—	17,000	(3)	6.154	4/8/2034	—	—
Charles Becher	11/18/2022	10,000	17,500	(4)	4.188	10/26/2032	—	—

(1)	All vesting is subject to the recipient’s continued service through the applicable vesting date and is subject to accelerated vesting in certain circumstances. For additional discussion, please see “Agreements with Our Named Executive Officers” and “Potential Payments upon Termination or Change in Control.”

(2)	The stock options vest in 10 equal quarterly installments beginning on January 14, 2024, and ending on April 14, 2026.

(3)	The stock options vest in three (3) equal yearly installments beginning April 8, 2025.

(4)	The stock options vest in 11 equal quarterly installments commencing on February 29, 2024, and ending on August 29, 2026.

Agreements with Our Named Executive Officers

Set forth below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a potential termination of employment and/or a change in control under the arrangements with our named executive officers, see “Potential Payments upon Termination or Change in Control.”

Mr. Liu

On December 8, 2023, the Company entered an amended and restated employment agreement with Mr. Liu (the “Liu Employment Agreement”), which superseded his previous employment arrangements. Under the Liu Employment Agreement, Mr. Liu receives an annual base salary of $450,000. Additionally, Mr. Liu is eligible to participate in our 2019 Equity Incentive Plan (the “EIP”) in connection with Mr. Liu’s equity awards. Mr. Liu received stock option grants (subject to applicable vesting periods), to purchase in the aggregate a total of 401,443 shares of the Company’s common stock (the “Options”) granted pursuant to the EIP. Each Option vests over four (4) years, with one-fourth (1/4th) of the shares underlying such Option vesting on the one-year anniversary of the date of Mr. Liu’s appointment as CEO, and one-twelfth (1/12th) of the shares underlying such Option vesting in quarterly installments thereafter. The Options will have a maximum term of ten (10) years from each grant date and will terminate earlier upon the termination of employment prior to the ten-year period. The Liu Employment Agreement has no specified term, is on an at-will basis, and contains, inter alia, customary confidentiality, non-disparagement, and cooperation provisions. On April 2, 2025, the Company and Mr. Liu amended the Liu Employment Agreement, changing the terms of Mr. Liu’s severance in the event of a change in control, as described below under the title “Potential Payments upon Termination or Change in Control.”

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Mr. Crolius

On December 8, 2023, the Company entered an amended and restated letter agreement with Mr. Crolius (the “Crolius Letter Agreement”), which superseded his previous employment arrangements. The Crolius Letter Agreement delineates the terms of Mr. Crolius’s employment: he is entitled to a base salary of $320,000 per year (the “Crolius Base Salary”), a discretionary bonus, and other benefits generally applicable to all employees of the Company. The Crolius Letter Agreement provides for the at-will employment of Mr. Crolius, references the Company’s policies, and contains other customary conditions. The Crolius Base Salary was conditioned to be retroactively effective as of November 1, 2023, and Mr. Crolius was entitled to receive a lump sum payment of the difference between the Crolius Base Salary and the base salary pursuant to his previous employment arrangements. On April 15, 2025, the Company and Mr. Crolius amended the Crolius Letter Agreement, changing the terms of Mr. Crolius’s severance in the event of a change in control, as described below under the title “Potential Payments upon Termination or Change in Control.”

Mr. Becher

On August 23, 2022, the Company and Mr. Becher entered into a letter agreement (the “Becher Letter Agreement”), delineating the terms of Mr. Becher’s employment: he is entitled to a guaranteed cash compensation of $400,000 per year consisting of a base salary and a guaranteed minimum cash incentive compensation program, a discretionary bonus, and to other benefits generally applicable to all employees of the Company. The Becher Letter Agreement provides for the at-will employment of Mr. Becher, references the Company’s policies, and contains other customary conditions. The Becher Letter Agreement provides for variable compensation and a cash bonus plan and also entitles Mr. Becher to receive options to purchase shares of our common stock (the “Becher Options”) as follows:

(i)

40,000 options to purchase shares of our common stock vesting with respect to 25% of such options on the one-year anniversary of August 29, 2022, and the remainder vesting in equal quarterly installments thereafter, each installment equal to 1/16 of the 40,000 options; and

(ii)	10,000 options to purchase shares of our common stock per year over a four-year period, in the event that revenue targets are achieved, as determined by the board of directors.

The Becher Options are subject to the terms and conditions of the EIP.

Potential Payments upon Termination or Change in Control

Each of our NEOs is covered by arrangements that specify certain payments to be made in the event that the executive’s employment is terminated in certain circumstances. These severance benefits are intended to reflect market practices and are designed to attract, retain, and appropriately incentivize and further motivate them to contribute to our short- and long-term success for the benefit of our stockholders, particularly during uncertain times. The severance benefits of all NEOs are subject to customary conditions and applicable tax and other deductions and witholdings.

Liu Employment Agreement

If we terminate Mr. Liu’s employment without cause or if he resigns for “good reason” (as defined therein) at any time up to the twelve-month anniversary of the closing of a change in control, we must pay Mr. Liu a lump-sum cash severance payable within 30 days of his termination. Such severance will consist of:

(i)	the sum equivalent to one hundred fifty percent (150%) of his yearly base salary in effect as of his termination date, and

(ii)	a guaranteed pro-rated bonus.

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Crolius Letter Agreement

If we terminate Mr. Crolius’s employment without cause or if he resigns for “good reason” (as defined therein) at any time up to the twelve-month anniversary of the closing of a change in control, we must pay Mr. Crolius a lump-sum cash severance payable within 30 days of his termination. Such severance will consist of:

(i) a sum equivalent to six (6) months of his base salary in effect as of his termination date; and

(ii) a guaranteed pro-rated bonus.

Becher Letter Agreement

If we terminate Mr. Becher’s employment without cause or if he resigns for “good reason” (as defined therein) outside the context of a change in control, we must pay Mr. Becher a severance. Such severance will consist of:

(i)	six (6) months of salary continuation, and

(ii)	six (6) months of COBRA reimbursement.

However, if we terminate Mr. Becher’s employment without cause or if he resigns for “good reason” at any time up to the thirteen-month anniversary of the closing of a change in control, the severance will consist of:

(i)	twelve (12) months of salary continuation,

(ii)	six (6) months of COBRA reimbursement, and

(iii)	accelerated vesting of all unvested equity awards under the EIP that would have otherwise vested within four years of the termination date.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during 2024.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2024.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate executive officers and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards (other than awards granted in lieu of cash salary or bonus) is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment.

Each of our named executive officers currently employed by us holds equity awards under our 2019 Equity Incentive Plan that were granted subject to the general terms thereof and the applicable forms of award agreement thereunder. The specific vesting terms of each named executive officer’s equity awards are described under “Outstanding Equity Awards as of December 31, 2024.”

Prior to our initial public offering, we granted all equity awards pursuant to our 2012 Equity Incentive Plan. We currently grant all equity awards pursuant to our 2019 Equity Incentive Plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us.

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Options generally remain exercisable for three months following an executive officer’s termination, except in the event of a termination for cause or due to disability or death. Restricted stock unit awards (“RSUs”) generally vest annually over 4 years (other than awards granted in lieu of cash salary or bonus, which may be vested at grant), subject to the continued service with us through each vesting date.

Health and Welfare Benefits

We pay premiums for medical insurance, dental insurance, and vision insurance for all full-time employees, including our named executive officers. These benefits are available to all full-time employees, subject to applicable laws.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax, or after-tax, basis, up to the statutorily prescribed annual limits on contributions under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. We currently provide a matching contribution under the 401(k) plan.

Director Compensation

The following table sets forth information regarding compensation earned during the year ended December 31, 2024, by our non-employee directors who served as directors during such year. Mr. Liu, our Chief Executive Officer, serves on our board of directors but does not receive compensation for his service as a director and the compensation paid to Mr. Liu for his service as an employee during the year ended December 31, 2024, is set forth in the “Summary Compensation Table” above.

Name	Fees earned or Paid in Cash ($)	Stock awards(1) ($)		Option awards(1) ($)	Total ($)
Current Directors
Michael Mulica(3)	100,000	160,000	(2)	—	260,000
Jeffrey Wang(3)	35,000	60,000	(2)	—	95,000
Jack Steenstra(3)	55,000	60,000	(2)	—	115,000
James Cassano(3)	55,000	60,000	(2)	—	115,000

(1)	This column reflects the full grant date fair value for stock awards granted during the year ended December 31, 2024 as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. The grant date fair value of stock awards was based on the closing price per share of our common stock on the applicable grant date. These amounts do not necessarily correspond to the actual value that may be recognized from the stock awards by the non-employee directors.

(2)	Following the 2024 annual meeting of the Company’s stockholders, each non-employee director was awarded 7,895 RSUs on June 20, 2024 having a grant date fair value of $60,000.

(3)	As of December 31, 2024, each non-employee director held the following number of unvested RSUs:

(i)	Mr. Mulica — 22,019; and

(ii)	Mr. Wang, Mr. Steenstra, and Mr. Cassano — 11,022.

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Non-Employee Director Compensation Policy

We maintain a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive compensation for service on our board of directors and committees of our board of directors. Our board of directors or Compensation Committee may amend the non-employee director compensation policy from time to time. Effective as of January 1, 2024, our board of directors amended and restated the Non-Employee Director Compensation Policy.

Equity Compensation

Each new non-employee director who joins our Board of Directors is granted an initial award of RSUs under the EIP, having a grant date fair market value of $60,000. If a non-employee director is appointed or elected to our board of directors other than in connection with an annual meeting of stockholders, then such non-employee director shall be awarded the full initial grant upon such non-employee director’s appointment or election, and the annual grant to be awarded to such non-employee director at the first annual meeting of stockholders following such appointment or election shall be pro-rated for the number of months served prior to such annual meeting of stockholders.

Each of our non-employee directors continuing to serve on the board of directors also receives an annual equity award of RSUs under the EIP. On June 20, 2024, Messrs. Mulica, Cassano, Steenstra, and Wang each received an RSU grant of 7,895 RSUs, having a grant date fair value of $60,000, vesting in one installment on the earlier of the first anniversary of the grant date or immediately prior to the 2025 annual meeting of stockholders.

The non-executive chairperson of our board of directors receives an additional annual equity award of RSUs having a grant date fair market value of $50,000 under the EIP. On January 9, 2024, Mr. Mulica received an RSU grant related to his November 12, 2023 appointment to non-executive chairperson of the board of directors of 6,668, retroactively adjusted for the reverse stock split, vesting in one installment on the anniversary of his appointment, having a grant date fair value of $50,000. On November 12, 2024, Mr. Mulica received an RSU grant of 14,124 vesting in one installment on the first anniversary of the grant date, having a grant date fair value of $50,000.

Each RSU award granted under the policy will fully vest upon a change of control or the non-employee director’s death or disability.

Cash Compensation

Each non-employee director receives an annual cash retainer of $35,000 for serving on our board of directors. The non-executive chairperson of our board of directors receives an additional annual cash retainer of $50,000.

The chairperson and members of the three principal standing committees of our board of directors are entitled to the following annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,500	$3,750

All annual cash compensation amounts will be payable in equal quarterly installments in arrears, pro-rated based on the days served in the applicable fiscal quarter.

We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors for their attendance at meetings of our board of directors or any committee thereof.

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Principal Securityholders

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 9, 2025 for:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership on 10,338,905 shares of our common stock outstanding as of June 9, 2025. In accordance with SEC rules, we have deemed shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within sixty (60) days of June 9, 2025, and shares of our common stock underlying RSUs that are currently releasable or releasable within sixty (60) days of June 9, 2025 to be outstanding and to be beneficially owned by the person holding the common stock options or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sonim Technologies, Inc., 4445 Eastgate Mall, Suite 200, San Diego, CA 92121. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Beneficial Owner Name	Number	Percentage
Directors and Named Executive Officers
James Cassano	49,126	*
Peter Liu (1)	489,438	4.64%
Mike Mulica	73,292	*
Jack Steenstra	49,139	*
Jeffrey Wang (2)	1,968,647	19.04%
Clay Crolius (3)	66,625	*
Charles Becher (4)	77,668	*
All current executive officers and directors as a group (7 persons) (5)	2,773,935	26.15%
Five Percent Holders
Laurence W. Lytton(6)	2,066,916	19.25%
AJP Holding Company, LLC (2)	1,968,647	19.04%
Orbic North America, LLC (2)	1,968,647	19.04%
Jiang Liu (7)	700,000	6.55%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)	Includes options to purchase 220,050 shares of common stock exercisable within 60 days of June 9, 2025.

(2)	Based solely on (A) a Schedule 13D/A filed with the SEC on May 19, 2025 (the “Orbic Group Report”), by the Orbic Group consisting of (i) Jeffrey Wang, (ii) AJP; (iii) Orbic; (iv) Ashima Narula, the sole member and manager of Orbic; and (v) Parveen Narula, the Chief Executive Officer of Orbic, and (B) Section 16 filings of Mr. Wang. Section 13(d) and Rule 13d-5 under the Exchange Act provide that, when two or more beneficial owners of a class of equity security registered under Section 12 agree to act together as a group for the purpose of voting equity securities of an issuer, the “group” will be deemed to have acquired beneficial ownership of all shares held by all members of the group. Consists of (i) 21,301 shares of common stock held directly by Mr. Wang (which were not disclosed in the Orbic Report), (ii) 1,946,346 shares of common stock held by AJP (to which the members of the Orbic Group share voting and dispositive power), and (iii) 1,000 shares of common stock held by Orbic (to which the members of the Orbic Group share voting and dispositive power). The 1,946,345 shares held by AJP are subject to a proxy agreement by and between AJP and Orbic that limits AJP’s dispositive power and grants the voting power to Orbic. Mr. Wang is the sole manager of AJP and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The principal office address or business of each member of the Orbic Group is as follows: (i) for AJP and Jeffrey Wang — P.O. Box 2729, Sunnyvale, CA 94087 and (ii) for Orbic, Ashima Narula, and Parveen Narula — 555 Wireless Blvd., Hauppauge, NY 11788.

(3)	Includes options to purchase 35,667 shares of common stock exercisable within 60 days of June 9, 2025.

(4)	Includes options to purchase 15,000 shares of common stock exercisable within 60 days of June 9, 2025.

(5)	Includes options to purchase 270,717 shares of common stock exercisable within 60 days of June 9, 2025.

(6)	Based solely on the Schedule 13G/A filed with the SEC by Mr. Lytton on May 16, 2025. Mr. Lytton has (i) the sole voting and dispositive power with regard to 866,916 shares of common stock and (ii) shared voting and dispositive power with regard to 1,200,000 shares of common stock held by Lytton-Kambara Foundation (the “Foundation”), of which Mr. Lytton is the President. Includes warrants to purchase 400,000 shares of common stock exercisable within 60 days of June 9, 2025. The address of Mr. Lytton and the Foundation is 467 Central Park West, New York, NY 10025.

(7)	Includes warrants to purchase 350,000 shares of common stock exercisable within 60 days of June 9, 2025.

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Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

We have a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant, or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board of directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

(a) the risks, costs and benefits to the Company;

(b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

(c) the terms of the transaction;

(d) the availability of other sources for comparable services or products; and

(e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Related Party Transactions

The following is a description of transactions since January 1, 2022, to which we have been a participant and in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2024, 2023, and 2022, and (ii) any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive and Director Compensation.”

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Subscription Agreements and Corollary Arrangements

Subscription Agreement

On April 13, 2022, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with AJP Holding Company, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which the Purchaser agreed to purchase from the Company an aggregate of 2,083,334 shares of the Company’s common stock for a purchase price of $17,500,000 (the “Purchased Shares”). As of the date of the Subscription Agreement, Peter Liu, who then served as Sonim’s Executive VP for Global Operations and Engineering, was appointed Chief Executive Officer of Sonim. The Subscription Agreement additionally provided for the issuance of a certain portion of the Purchased Shares to Mr. Liu rather than the Purchaser. Jeffrey Wang, currently a member of the board of directors of the Company, is the sole manager and the owner of 40% of the membership interests in the Purchaser.

Insider Voting Agreement

In connection with the Subscription Agreement, all then-members of the board of directors of the Company and Robert Tirva, then President, Chief Financial Officer, and Chief Operating Officer of the Company, each as stockholders of the Company, entered into a Voting and Support Agreement, dated April 13, 2022, with the Company and Purchaser whereby such stockholders agreed, among other things, to vote the shares of common stock of the Company owned and/or controlled by such stockholder in favor of the adoption of the Subscription Agreement and the transactions contemplated thereby, as well as such other matters set forth in the Voting and Support Agreements. Each Voting and Support Agreement also contained a restriction on the transfer of shares of common stock of the Company, subject to limited exceptions. Each Voting and Support Agreement terminated upon the First Closing, as defined in and as consummated pursuant to the Subscription Agreement on July 13, 2022.

Support Agreements

On June 28, 2022, the Company held its special meeting of stockholders (the “Special Meeting”), whereby the stockholders of the Company approved the Subscription Agreement and the transactions contemplated thereby by approximately 71.98% of the votes cast. Following the Special Meeting, on July 13, 2022, the Company and the Purchaser consummated the First Closing.

In accordance with the terms of the Subscription Agreement, on July 13, 2022, the Company and the Purchaser entered into a support agreement (the “Purchaser Support Agreement”), whereby the Purchaser agreed, among other things, to vote the shares of common stock owned by Purchaser in favor of the election of Alan Howe and Mike Mulica, as well as such other matters set forth in the Purchaser Support Agreement. The Purchaser Support Agreement also required, as a condition to the Purchaser transferring any shares of common stock owned by the Purchaser, that the acquirer of such shares of common stock agree to be bound by the terms of the Purchaser Support Agreement.

In accordance with the terms of the Subscription Agreement, on July 13, 2022, the Company and Mr. Liu entered into a support agreement (the “Designee Support Agreement”). The terms of the Designee Support Agreement were analogous to the terms of the Purchaser Support Agreement, provided that the Designee Support Agreement extended its requirements solely to 95,239 shares of our common stock issued during the First Closing rather than the entirety of the shares of common stock owned by Mr. Liu.

Both the Purchaser Support Agreement and the Designee Support Agreement were terminated at the Director End Time (as such term defined in the Subscription Agreement) due to the formal conclusion of certain investigation relating to the Company by the SEC.

Registration Rights Agreement

In accordance with the terms of the Subscription Agreement, on July 13, 2022, the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required (among other things), within 30 days of the Second Closing (as defined in the Subscription Agreement), to file with the SEC a registration statement to register the resale of all registrable securities held by Purchaser or any person that receives Registrable Securities (as that term is defined in the Registration Rights Agreement) (each a “Holder”). The Company’s obligation to register the Registrable Securities for sale under the Securities Act of 1933 terminates upon the first to occur of (i) the date that is five years from the effective date of the shelf registration statement filed by the Company pursuant to the Registration Rights Agreement, (ii) the date on which all Holders can sell shares of common stock of the Company under Rule 144 without volume restrictions, and (iii) the date on which no registrable securities are held by any Holder.

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2024 Subscription Agreement

On April 29, 2024, the Company entered into a subscription agreement (the “2024 Subscription Agreement”) with Jiang Liu, a greater than five percent (5%) security holder of the Company, providing for the private placement of (i) 350,000 shares of the Company’s common stock and (ii) warrants to purchase up to 350,000 shares of common stock (the “Warrants”) for an aggregate purchase price of $3,850,000. Each Warrant has an exercise price of $11 per share, is immediately exercisable, will expire on April 29, 2029 (five years from the date of issuance), and is subject to customary adjustments for certain transactions affecting the Company’s capitalization.

2024 Registration Rights Agreement

In accordance with the terms of the 2024 Subscription Agreement, the Company entered into a registration rights agreement (the “2024 Registration Rights Agreement”) with Mr. Liu. Pursuant to the 2024 Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Initial Registration Statement”) with the SEC by May 30, 2024 for purposes of registering the resale of shares of common stock (i) issued and sold pursuant to the 2024 Subscription Agreement, (ii) issuable upon exercise of the Warrants, (iii) issuable in connection with any anti-dilution provisions in the Warrants and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. The Company agreed to use commercially reasonable efforts to cause the Initial Registration Statement to be declared effective by the SEC by October 29, 2024.

2025 Subscription Agreement

On May 12, 2025, the Company entered into a subscription agreement (the “2025 Subscription Agreement”) with Lytton-Kambara Foundation (“LK Foundation”), an entity controlled by Laurence W. Lytton. Based on Schedule 13G/A filed with the SEC on February 24, 2025, Mr. Lytton was a holder of more than 5% of our common stock before the consummation of the 2025 Subscription Agreement. The Subscription Agreement provided for the private placement of (i) 800,000 shares of the Company’s common stock and (ii) warrants to purchase up to 400,000 shares of common stock (the “LKF Warrants”) for an aggregate purchase price of $1,000,000. Each LKF Warrant has an exercise price of $1.3864 per share, is immediately exercisable, will expire on May 12, 2030 (five years from the date of issuance), and is subject to customary adjustments for certain transactions affecting the Company’s capitalization.

2025 Registration Rights Agreement

In accordance with the terms of the 2025 Subscription Agreement, the Company entered into a registration rights agreement (the “2025 Registration Rights Agreement”) with LK Foundation. Pursuant to the 2025 Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Initial Registration Statement”) with the SEC by July 11, 2025 for purposes of registering the resale of shares of common stock (i) issued and sold pursuant to the 2025 Subscription Agreement, (ii) issuable upon exercise of the LKF Warrants, (iii) issuable in connection with any anti-dilution provisions in the LKF Warrants and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. The Company agreed to use commercially reasonable efforts to cause the Initial Registration Statement to be declared effective by the SEC by November 12, 2025.

Ordinary Course of Business Transactions with Related Persons

Set forth below are the transactions with various entities, in which we believe Dr. Chuan Wang, the father of our director, Jeffrey Wang, holds an indirect interest of approximately 40%.

2023-2024 ODM Arrangement

Effective December 15, 2023, in the ordinary course of business, the Company entered into an agreement pursuant to which the Company would execute various statements of work and sell white label products under the ODM model arrangement (the “ODM Arrangement”). Pursuant to the ODM Arrangement, the Company consummated various transactions as follows:

Fiscal Year	Approximate Aggregate Dollar Amount
2023	$382,771
2024	$7,378,578

Engineering Services

The Company entered into agreements to provide engineering services, all of which were executed in the ordinary course of business. Amounts incurred under these agreements were and are expected to be capitalized as contract fulfillment assets.

Date of the Agreement	Aggregate Dollar Amount Agreed Upon by Sonim
October 1, 2024	$1,000,000
February 14, 2025	$3,000,000

On April 1, 2025, the Company entered into an agreement to purchase parts and components to be used in the manufacturing of the Company’s products for the aggregate amount of approximately $1,000,000.

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Limitation of Liability and Indemnification of Officers and Directors

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with its executive officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

Director Independence

As required by applicable rules of Nasdaq and our Corporate Governance Guidelines, a majority of the members of our board of directors qualify as “independent,” as affirmatively determined by the board of directors.

In making these determinations, our board of directors considered certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated. The board of directors determined that such transactions would not impair the particular director’s independence or interfere with the exercise of independent judgment in carrying out director responsibilities.

Our board of directors undertook a review of the independence of each director and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the board of directors affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Liu, who serves as our Chief Executive Officer.

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Description of Capital Stock

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended, our amended and restated bylaws and applicable provisions of Delaware law. You should read our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

General

Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which 500,000 shares are designated Series A Junior Participating Preferred Stock, par value $0.001 per share (individually, a “Series A Preferred Share” and collectively, the “Series A Preferred Shares”). All other shares of Preferred Stock are undesignated. For a description of the rights of our Series A Preferred Shares, see below under the heading “Stock Purchase Rights-Series A Preferred Share Provisions.”

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election. The affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of Certificate of Incorporation, including provisions relating to amending our amended and restated bylaws, removal of directors, vacancies on our board, director liability, actions by written consent and exclusive jurisdiction.

Dividend Rights

Subject to preferences that may apply to shares of Preferred Stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock and payment of other claims of creditors.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of Series A Preferred Shares, upon issuance of any such shares, and shares of any other series of our Preferred Stock that our board of directors may designate and issue in the future.

Preferred Stock

Generally

Our board of directors is authorized, without stockholders’ approval (unless such stockholder approval is required by applicable law or stock exchange listing rules), to issue up to 5,000,000 shares of our Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, unless approved by the affirmative vote of the holders of a majority of our capital stock entitled to vote, or such other vote as may be required by the certificate of designation establishing the series.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control, the removal of existing management, and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

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Stock Purchase Rights

General Terms of Stock Purchase Rights

On April 21, 2025, our board of directors declared a dividend of one preferred share purchase right (each, a “Purchase Right” and collectively, the “Purchase Rights”) to purchase one-thousandth of one share of our Series A Preferred Shares for each outstanding share of our common stock to the stockholders of record as of the close of business on May 2, 2025, and adopted a limited-duration stockholder rights plan, as set forth in the Rights Agreement, dated as of April 21, 2025, by and between us and the Rights Agent . The Rights Agent serves as our transfer agent with respect to our common stock and was also appointed transfer agent with respect to the Series A Preferred Shares, if any, that may be issued pursuant to the exercise of Purchase Rights under the Rights Agreement. The Purchase Rights will expire on April 21, 2026 (the “Final Expiration Date”), unless the Purchase Rights are earlier redeemed or exchanged by us.

In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group that acquires beneficial ownership of 15.5% (or, in the case of passive institutional investors, an amount that would be above the “Passive Investor Limitation” defined as “less than 20%”) or more of the outstanding shares of our common stock without the approval of our board.

Exercisability

The Purchase Rights will not be exercisable and will trade with shares of our common stock until the earlier to occur of:

(a)	the tenth calendar day (or such later date as may be determined by our board) after a person or group (an “Acquiring Person”) acquires beneficial ownership of 15.5% (Passive Investor Limitation in the case of passive investors filing Schedule 13G) or more of our outstanding common stock; or

(b)	the tenth business day (or such later date as may be determined by action of the board prior to such time as any person or entity becomes an Acquiring Person) following the date of commencement of, or the first announcement of, an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person or entity or group of persons or entities acting in concert becoming an Acquiring Person.

The term “Acquiring Person” is subject to certain customary exceptions whereby certain stockholders that would have otherwise been an Acquiring Person are excluded from the definition of “Acquiring Person.” Prior to exercise, the Purchase Rights do not give their holder any dividend, voting, or liquidation rights. Any Purchase Rights held by an Acquiring Person are null and void and may not be exercised.

Purchase Price

The date when the Purchase Rights separate from our common stock and become exercisable is referred to herein as the “Distribution Date.” After the Distribution Date, each Purchase Right will entitle the holder to purchase one-thousandth of a Series A Preferred Share for $4.00, subject to adjustment (the “Purchase Price”). Each one-thousandth of a Series A Preferred Share has economic terms similar to that of one share of our common stock. The Purchase Price payable, and the number of Series A Preferred Shares or other securities or other property issuable upon exercise of the Purchase Rights will be subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares. The exercise of Rights to purchase Series A Preferred Shares will at all times be subject to the availability of a sufficient number of authorized but unissued Series A Preferred Shares.

Notwithstanding the foregoing, with certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Series A Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandth of a Series A Preferred Share issuable upon the exercise of one Right, which may, at the Company’s election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading day prior to the date of exercise.

Beneficial Ownership

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of underlying shares of our common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)—are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of common stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, shares held by affiliates and associates of an Acquiring Person, including shares that are subject of, or the reference securities for, or that underline, any derivative position of such persons, will be deemed to be beneficially owned by the Acquiring Person. Further, any securities beneficially owned by a third party with whom the Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) (i) for the purpose of acquiring, holding or voting securities of the Company or (ii) to cooperate in obtaining, changing or influencing control of the Company, will be deemed to be beneficially owned by the Acquiring Person.

Consequences of a Person or Group Becoming an Acquiring Person

●	Flip-In. If a person or group becomes an Acquiring Person, all holders of Purchase Rights except the Acquiring Person or its affiliates may, for the Purchase Price, purchase shares of our common stock with a market value of twice the Purchase Price.

●	Exchange. In lieu of the “flip-in” feature described above, the our board of directors may, at its option at any time after a person or group becomes an Acquiring Person, exchange the Purchase Rights (other than Purchase Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of common stock at an exchange ratio of one share of common stock per Purchase Right (subject to adjustment).

●	Flip-Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Purchase Rights except the Acquiring Person or its affiliates may purchase, for the Purchase Price, a number of shares of common stock of the person engaging in the transaction having a market value of twice the Purchase Price.

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Series A Preferred Share Provisions

Each Series A Preferred Share, if issued:

●	will not be redeemable;

●	when, as and if any dividend is declared on common stock, entitle the holder to quarterly dividend payments in an amount per share equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in common stock or a subdivision of the outstanding common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding quarterly dividend payment date;

●	will entitle the holder upon liquidation to receive a preferential liquidation payment of the greater of (a) $1,000 per Series A Preferred Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (b) an aggregate amount per Series A Preferred Share equal to 1,000 times the aggregate amount to be distributed per share to holders of our common stock plus an amount equal to any accrued and unpaid dividends on such Series A Preferred Shares;

●	will have the same voting power as 1,000 shares of our common stock;

●	if shares of common stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a per share payment equal to the payment made on 1,000 shares of our common stock; and

●	the Series A Preferred Shares would rank junior to any other series of the Company’s preferred stock in the event such other preferred stock is issued by the Company, unless the terms of any such series provide otherwise.

The value of one one-thousandth interest in a Series A Preferred Share is intended to approximate the value of one share of common stock.

Expiration

The Purchase Rights will expire on the Final Expiration Date, unless the Purchase Rights are earlier redeemed or exchanged by the Company.

Redemption

Our board may redeem the Purchase Rights for $0.001 per Purchase Right at any time prior to the earlier of (a) such time as any person or group becomes an Acquiring Person or (b) the close of business on the Final Expiration Date. Following the expiration of the above periods, the Purchase Rights become nonredeemable. If our board redeems any Purchase Rights, it must redeem all of the Purchase Rights. Once the Purchase Rights are redeemed, the only right of the holders of Purchase Rights will be to receive the redemption price of $0.001 per Purchase Right. The redemption price will be adjusted if we effect a stock split or stock dividend of common stock.

Anti-Dilution Provisions

Purchase Rights will have the benefit of certain customary anti-dilution provisions.

Amendments

The terms of the Rights Agreement may be amended by our board without the consent of the holders of the Purchase Rights. After a person or group becomes an Acquiring Person, our board may not amend the Rights Agreement in a way that adversely affects holders of the Purchase Rights.

Miscellaneous

The Rights Agreement does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the Purchase Rights. Until a Purchase Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deterring, or preventing another party from acquiring control of our company. These provisions and certain provisions of the DGCL, which are summarized below, may discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

Undesignated Preferred Stock

As discussed above, our board of directors has the ability to issue Preferred Stock (including up to 500,000 Series A Preferred Shares) with voting or other rights or preferences that could impede the success of any attempt to acquire control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our Certificate of Incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws.

In addition, our Bylaws provide that special meetings of the stockholders may be called only by the chairperson of our board, our Chief Executive Officer, or our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

Our Certificate of Incorporation and Bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of the stockholder’s shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover or otherwise.

Amendment of Certificate of Incorporation and Bylaws Provisions

The amendment of the above provisions of our Certificate of Incorporation and Bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person that, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of the DGCL and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Choice of Forum

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us or any director or officer or other employee arising pursuant to the DGCL, our Certificate of Incorporation or Bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (“Securities Act”). Pursuant to our Certificate of Incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and to have consented to the exclusive forum provisions of our Certificate of Incorporation. Although the Company believes these provisions benefit the Company by providing increased consistency in the application of law in the types of lawsuits to which they apply, these provisions may have the effect of discouraging lawsuits against the Company and the Company’s directors and officers.

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Registration Rights

Certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act pursuant to certain registration rights agreements filed as exhibits to the Annual Report on Form 10-K to which this exhibit is a part:

Registration Rights Agreement	Registration Statement Information	Expiration of Registration Rights
Registration Rights Agreement, dated as of July 13, 2022, by and between Sonim Technologies, Inc. and AJP Holding Company, LLC	Registration Statement on Form S-3 No. 333-275847 filed with the SEC on December 1, 2023 and declared effective on December 15, 2023	The Company’s obligations to register registrable securities for sale under the Securities Act with respect to any holder shall terminate on the first to occur:

		(i)	period of five (5) years from the date the shelf registration statement is declared effective by the SEC,

		(ii)	the date on which all holders can sell the shares of common stock under Rule 144 without volume restrictions, and

		(iii)	the date on which no registrable securities are held by any holder.

Registration Rights Agreement, dated as of April 29, 2024, by and between Sonim Technologies, Inc. and the purchaser named therein, as amended by the first amendment dated as of June 2, 2024	Registration Statement on Form S-3 No. 333-282156 filed with the SEC on September 16, 2024 and declared effective on September 27, 2024	The Company’s obligations to register registrable securities for sale under the Securities Act with respect to any holder shall terminate on the first to occur:

		(i)	registrable securities have been disposed of by the holder in accordance with the effective registration statement or Rule 144;

		(ii)	registrable securities became eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect; and

		(iii)	April 29, 2026.

Registration Rights Agreement, dated as of May 12, 2025, by and between Sonim Technologies, Inc. and the purchasers named therein	Registration Statement on Form S-3 to be filed with the SEC on or before July 12, 2025		The Company’s obligations to register registrable securities for sale under the Securities Act with respect to any holder shall terminate on the first to occur:

		(i)	registrable securities have been disposed of by the holder in accordance with the effective registration statement or Rule 144;

		(ii)	registrable securities became eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect; and

		(iii)	May 12, 2027.

Trading Symbol and Market

Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “SONM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, telephone (800) 937-5449.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering (i) up to 6,896,551 shares of our common stock or pre-funded warrants. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which, if designated and issued, qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the pre-funded warrant. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants. The form of pre-funded warrant is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The term “pre-funded” refers to the fact that the purchase price of each pre-funded warrant, at closing, will equal the price per share at which shares of our common stock and accompanying warrants to purchase common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share of common stock. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into us without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our common stock to the extent it would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Duration

The pre-funded warrants offered hereby will entitle the holders thereof to purchase shares of our common stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. The pre-funded warrants do not expire.

Exercise Limitation

A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after notice of such election is provided to us.

Exercise Price

The pre-funded warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

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Material U.S. Federal Income Tax Consequences To Non-U.S. Holders

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and pre-funded warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock and pre-funded warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock and pre-funded warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non- U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as

●	financial institutions;

●	brokers or dealers in securities or currencies or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-exempt organizations;

●	pension plans;

●	regulated investment companies, real estate investment trusts;

●	owners that hold our common stock and pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment

●	insurance companies;

●	persons that own, or are deemed to own, more than 5% of our capital stock and pre-funded warrants (except to the extent specifically set forth below);

●	entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and partners or other investors therein);

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax;

●

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock and pre-funded warrants being taken into account in an applicable financial statement;

●	persons deemed to sell our common stock and pre-funded warrants under the constructive sale provisions of the Code; and

●	certain U.S. expatriates and certain former citizens or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our common stock and pre-funded warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock and pre-funded warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock and pre-funded warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock and pre-funded warrants.

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For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock and pre-funded warrants that is:

(a) an individual who is a citizen or resident of the United States;

(b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock and pre-funded warrants that is not a U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

General Treatment of Pre-Funded Warrants

Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the shares of common stock received. Similarly, the tax basis of a pre-funded warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price (if applicable). Holders should discuss with their tax advisor the consequences of the acquisition, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, the shares of common stock or pre-funded warrants acquired in this offering will be treated as an “investment unit” consisting of one share of common stock or one pre-funded warrant to acquire one share of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock or pre-funded warrant included in each unit. The separation of the share of common stock or pre-funded warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Tax Considerations Applicable to U.S. Holders

Distributions

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “Disposition of Our common stock.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to the beneficial owner of our common stock who is an individual U.S. Holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. Holders that are corporate shareholders may qualify for the dividends received deduction (a “DRD”), which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Holders should consult their tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.

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Disposition of Our Common Stock

Upon a sale or other taxable disposition of our common stock or upon the sale, exchange (other than by exercise), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and to the proceeds of a sale or other disposition of common stock paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as described in “U.S. Holders - Distributions.”

Any distribution (including constructive distributions) on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate, of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non- U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Non-U.S. Holders should consult their own tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.

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See also the sections below titled “Backup Withholding and Information Reporting” and “Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock

Subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Foreign Accounts” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other taxable disposition of our common stock unless:

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non- U.S. Holder, if any; or

●

our common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period for the common stock, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and the applicable Treasury Regulations issued thereunder) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation.”

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

Code Sections 1471-1474, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, and the Treasury Regulations issued thereunder generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of, our common stock such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of, our common stock paid to a “non-financial foreign entity” (as defined under these rules) unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to dividends on our common stock. The U.S. Department of the Treasury has issued proposed Treasury Regulations providing that, if finalized in their present form, the withholding obligations under FATCA would not apply with respect to payment of gross proceeds from a sale or other disposition of common stock. The proposed Treasury Regulations may be relied upon until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of taxes withheld under FATCA. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants including the consequences of any proposed changes in applicable laws.

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PLAN OF DISTRIBUTION

Roth Capital Partners, LLC has agreed to act as our exclusive placement agent in connection with this offering on a reasonable best efforts basis subject to the terms and conditions of the placement agency agreement dated [          ], 2025. The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its reasonable “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered pursuant to this prospectus. The securities will be offered at a fixed price and are expected to be issued in a single closing. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

This offering will terminate no later than July 31, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about [     ], 2025, subject to the satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent an aggregate fee equal to 7.0% of the purchase price paid by all purchasers in this offering. We have also agreed to issue warrants to the placement agent exercisable for a number of shares of common stock equal to 3.0% of the total number of shares of common stock (x) issued in this offering and (y) underlying pre-funded warrants (if any). In addition, we have agreed to reimburse the placement agent for its legal fees in an amount up to $100,000.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent fee, will be approximately $265,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $9.0 million.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$		$
Placement agent fees(1)	$		$
Proceeds, before expenses to us(2)	$		$

(1)	We have agreed to (i) pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised at the closing of this offering and (ii) issue warrants to the placement agent exercisable for a number of shares of common stock equal to 3.0% of the total number of shares of common stock (x) issued in this offering and (y) underlying pre-funded warrants (if any). We have also agreed to reimburse the placement agent for certain expenses and closing costs

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants to purchase up to 206,897 shares of common stock (which represents 3.0% of the aggregate number of shares of common stock, including common stock underlying pre-funded warrants, issued in this offering) with an exercise price of $[XX] per share (representing 100% of the public offering price per share of common stock). The placement agent warrants will be non-exercisable for six (6) months after the date of the closing and will expire five years after the commencement of sales of the offering. The placement agent warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110(e)), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the placement agent, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The placement agent warrants may be exercised as to all or a lesser number of shares and will provide for cashless exercise. We have registered the common stock underlying the placement agent warrants in this offering. The form of the placement agent warrants has been included as an exhibit to this registration statement of which this prospectus is a part.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Lock-Up Agreements

We and certain of our directors and officers and certain stockholders have agreed with the placement agent to be subject to a period of 60 days following the closing of this offering. During the applicable lock-up period, we and such individuals and stockholders agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, common stock. Specifically, we and such individuals agreed, in part, subject to certain exceptions, not to:

●	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock;

●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock; or

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equinity Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, telephone (800) 937-5449.

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Determination of Offering Price

Our common stock is currently listed on the Nasdaq under the symbol “SONM.” On June 18, 2025, the reported closing price per share of our common stock was $1.45. The final public offering price will be determined between us, the placement agent and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agents:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses, but have performed no such services for us or our affiliates prior to this offering.

In the ordinary course of its various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Legal Matters

The validity of the issuance of securities offered hereby will be passed upon for us by Venable LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the placement agent by Pryor Cashman LLP, New York, New York.

Experts

The consolidated financial statements of Sonim Technologies, Inc. (the “Company”) as of December 31, 2024 and 2023, and for the years then ended incorporated by reference in this prospectus from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing .

RECENT CHANGE IN AUDITOR

As reported on our Current Report on Form 8-K filed with the SEC on June 5, 2025 (the “Change in Auditor 8-K”), on June 3, 2025, we were notified that Moss Adams LLP (“Moss Adams”), our independent registered public accounting firm, merged with Baker Tilly US, LLP (“Baker Tilly”) effective on June 3, 2025. The combined audit practices operate as Baker Tilly. In connection with the notification of the merger, Moss Adams has resigned as the auditors of the Company, and the Audit Committee of the Board approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.

The audit reports of Moss Adams on the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses disclosed:

●	under the heading “Item 9A. Controls and Procedures-Evaluation of Controls and Procedures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2023; and
●	under the heading “Item 4. Controls and Procedures” in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, as filed with the SEC on May 8, 2023, August 14, 2023, and November 14, 2023, respectively.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of Change in Auditor 8-K, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Moss Adams with a copy of the Change in Auditor 8-K prior to its filing with the SEC and requested that Moss Adams furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the SEC, dated June 5, 2025, was filed as Exhibit 16.1 to the Change in Auditor 8-K.

Where You Can Find Additional Information

This prospectus forms part of a registration statement on Form S-1 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should read the actual documents for a more complete description of the relevant matters.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at https://ir.sonimtech.com. Through our website, we make available, free of charge, annual, quarterly, and current reports, proxy statements, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 , as amended on our Annual Report on Form 10-K/A, filed with the SEC on April 29, 2025;

●	our definitive proxy statement on Schedule 14A, filed with the SEC on June 18, 2025;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

●	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 23, 2025, February 11, 2025, February 21, 2025, April 3, 2025, April 16, 2025, April 21, 2025 , May 16, 2025, and June 5, 2025;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 9, 2019, as updated by Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025, and as subsequently amended or updated.

In addition, all documents subsequently filed by us (excluding any information furnished rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at https://ir.sonimtech.com or by writing or calling us at the following address and telephone number:

Sonim Technologies, Inc.

4445 Eastgate Mall, Suite 200

San Diego, CA 92121

Telephone: (650) 378-8100

Attn.: Chief Financial Officer

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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PROSPECTUS

Roth Capital Partners

               , 2025

PART II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than other than the placement agent fees, all of which will be paid by us. All amounts are estimated except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (FINRA) filing fee.

SEC Registration fee	$1,576.93
FINRA filing fee	1,250
Legal fees and expenses	150,000
Accounting fees and expenses	120,000
Printing and miscellaneous fees and expenses	5,000

Total	$277,826.93

Item 14. Indemnification of Directors and Officers.

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee, or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our amended and restated certificate of incorporation allows for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL. Our amended and restated bylaws also provide for the indemnification of our directors and executive officers to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of Sonim, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Sonim.

II-1

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.

The foregoing summaries are subject to the complete text of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws and are qualified in their entirety by reference thereto.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Date of Sale	Description of Securities and Consideration		Exemption from Registration	Underwriters and Other Purchasers
April 13, 2022	2,083,333 shares of common stock for a purchase price of $17,500,000		Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder	AJP Holding Company, LLC Peter Liu

October 18, 2023	23,000 shares of common stock in consideration of consulting services		Section 4(a)(2) of the Securities Act	Service provider

April 29, 2024	Total consideration of $3,850,000 for:		Section 4(a)(2) of the Securities Act or Regulation S promulgated under the Securities Act	Individual accredited passive investor
	(i)	350,000 shares of common stock, and

	(ii)	warrants to purchase up to 350,000 shares of common stock having an exercise price of $11 per share, are immediately exercisable, will expire on April 29, 2029 (five years from the date of issuance)

May 12, 2025		Total consideration of $1,375,000 for:	Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder	Individual accredited passive investors
	(i)	1,100,000 shares of common stock, and

	(ii)	warrants to purchase up to 550,000 shares of common stock having an exercise price of $1.3864 per share, are immediately exercisable, will expire on May 12, 2030 (five years from the date of issuance)

Item 16. Exhibits and Financial Statement Schedules.

(1)	Exhibits

Exhibit		Incorporation by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

1.1	Form of Placement Agency Agreement
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-38907	3.1	May 17, 2019
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective September 15, 2021	8-K	001-38907	3.1	September 15, 2021
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective July 17, 2024	8-K	001-38907	3.1	July 18, 2024
3.4	Amended and Restated Bylaws of Sonim Technologies, Inc., as amended and restated as of June 14, 2024	8-K	001-38907	3.1	June 14, 2024
3.5	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on April 21, 2025	8-K	001-38907	3.1	April 21, 2025
4.1	Form of Common Stock Certificate of the Registrant	S-1/A	333-230887	4.1	April 29, 2019
4.2	Form of Common Stock Purchase Warrant	8-K	001-38907	4.1	April 29, 2024
4.3	Promissory note dated as of February 21, 2025	8-K	001-38907	4.1	February 21, 2025
4.5	Rights Agreement, dated as of April 21, 2025, by and between Sonim Technologies Inc. and Equiniti Trust Company, LLC, which includes the form Certificate of Designation as Exhibit A, the form of Right Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-38907	4.1	April 21, 2025
4.6	Form of Common Stock Purchase Warrant, dated as of May 12, 2025, issued by Sonim Technologies, Inc. to the purchasers named therein	8-K	001-38907	4.1	May 16, 2025
4.7	Form of Pre-Funded Warrant to Purchase Common Stock
4.8	Form of Placement Agent Warrant
5.1	Opinion of Venable LLP
10.1†	2012 Equity Incentive Plan and forms of agreements thereunder	S-1	333-230887	10.1	April 15, 2019
10.2†	Sonim Technologies, Inc. 2019 Equity Incentive Plan, as amended and restated as of January 1, 2025, and forms of agreements thereunder	S-8	333-284211	99.1	January 10, 2025
10.3†	2019 Employee Stock Purchase Plan	S-1/A	333-230887	10.3	April 29, 2019
10.4†	Form of Indemnification Agreement, by and between the Registrant and each of its directors and executive officers	S-1	333-230887	10.4	April 15, 2019
10.5+#	Asset Purchase & Employee Transfer Agreement dated as of December 22, 2020, by and among Sonim Technologies (India) Private Limited and Coforge Ltd.	8-K	001-38907	10.1	December 29, 2020
10.6+#	ODM Services Agreement dated as of February 26, 2021, by and among Sonim Technologies, Inc. and FIH (Hong Kong) Limited	8-K	001-38907	10.1	March 4, 2021
10.7†	Non-Employee Director Compensation Policy dated as of January 1, 2024	10-K	001-38907	10.8	March 27, 2024
10.8#	Subscription Agreement, dated as of April 13, 2022, by and between Sonim Technologies, Inc. and AJP Holding Company, LLC	8-K	001-38907	10.1	April 14, 2022
10.9†#	Amended and restated letter agreement, dated as of December 8, 2023, by and between Sonim Technologies, Inc. and Clay Crolius	8-K	001-38907	10.2	December 11, 2023
10.10†	First amendment to employment agreement, dated as of April 2, 2025, by and between Sonim Technologies, Inc. and Clay Crolius	8-K	001-38907	10.1	April 16, 2025
10.11	Registration Rights Agreement, dated as of July 13, 2022, by and between Sonim Technologies, Inc. and AJP Holding Company, LLC	8-K	001-38907	10.5	July 13, 2022
10.12†#	Amended and restated letter agreement, dated as of December 8, 2023, by and between Sonim Technologies, Inc. and Hao (Peter) Liu	8-K	001-38907	10.1	December 11, 2023
10.13†	First amendment to employment agreement, dated as of April 2, 2025, by and between Sonim Technologies, Inc. and Hao (Peter) Liu	8-K	001-38907	10.1	April 3, 2025
10.14†	Employment Agreement, dated as of August 23, 2022, by and between Sonim Technologies, Inc. and Charles Becher	10-K/A	001-38907	10.19	May 1, 2023
10.15#	Subscription Agreement, dated as of April 29, 2024, by and between Sonim Technologies, Inc. and the purchaser named therein	8-K	001-38907	10.1	April 29, 2024
10.16	Registration Rights Agreement, dated as of April 29, 2024, by and between Sonim Technologies, Inc. and the purchaser named therein	8-K	001-38907	10.2	April 29, 2024

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10.17	First Amendment to Registration Rights Agreement, dated as of June 2, 2024, by and between Sonim Technologies, Inc. and the investor named therein	8-K	001-38907	10.1	June 4, 2024
10.18	Lock-Up Agreement, dated as of April 29, 2024, by and between Sonim Technologies, Inc. and the purchaser named therein	8-K	001-38907	10.3	April 29, 2024
10.19+	Invoice Purchase Agreement, dated as of September 23, 2024, by and between Sonim Technologies, Inc. and LS DE LLC	8-K	001-38907	10.1	September 27, 2024
10.20	Note Purchase Agreement, dated as of February 21, 2025, by and between Sonim Technologies, Inc. and Streeterville Capital, LLC	8-K	001-38907	10.1	February 21, 2025
10.21+	Form of Subscription Agreement, dated as of May 12, 2025, by and between Sonim Technologies, Inc. and the purchasers named therein	8-K	001-38907	10.1	May 16, 2025
10.22	Registration Rights Agreement, dated as of May 12, 2025, by and between Sonim Technologies, Inc. and the purchasers named therein	8-K	001-38907	10.2	May 16, 2025
10.23	Form of Securities Purchase Agreement
16.1	Letter of Moss Adams LLP to the Securities and Exchange Commission, dated June 5, 2025	8-K	001-38907	16.1	June 5, 2025
21.1	Subsidiaries of the Registrant	10-K	001-38907	21.1	March 31, 2025
23.1	Consent of Baker Tilly US, LLP, independent registered public accounting firm
23.2	Consent of Venable LLP (included in Exhibit 5.1)
24.1	Power of Attorney (reference is made to the signature page hereto)
107	Filing Fee Table

†	Indicates a management contract or compensatory plan or arrangement
+	Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K
#	Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and attachments to the SEC upon its request

(2)	Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement,

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	That:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on June 20, 2025.

SONIM TECHNOLOGIES, INC.

By:	/s/ Clayton Crolius
Clayton Crolius
Chief Financial Officer
(Principal Financial and Accounting Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Liu and Clayton Crolius, and each of them, any of whom may act without the joinder of the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hao (Peter) Liu	Chief Executive Officer and Director	June 20, 2025
Hao (Peter) Liu	(Principal Executive Officer)

/s/ Clayton Crolius	Chief Financial Officer	June 20, 2025
Clayton Crolius	(Principal Financial and Accounting Officer)

/s/ James Cassano	Director	June 20, 2025
James Cassano

/s/ Mike Mulica	Chairman of the Board and Director	June 20, 2025
Mike Mulica

/s/ Jack Steenstra	Director	June 20, 2025
Jack Steenstra

/s/ Jeffrey Wang	Director	June 20, 2025
Jeffrey Wang

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